                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 TENET HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                           SCOTT M. BROWN
                                 TENET HEALTHCARE CORPORATION
                                         3820 STATE STREET
                               SANTA BARBARA, CALIFORNIA 93105
                                            (805) 563-7000
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------
     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------
     5)   Total fee paid:
          ----------------------------------------------------------------------
/ /  Fee Paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------
     3)   Filing Party:
          ----------------------------------------------------------------------
     4)   Date Filed:
          ----------------------------------------------------------------------

                          TENET HEALTHCARE CORPORATION

                                                                MAILING ADDRESS:
                                                                  P.O. BOX 31907
3820 STATE STREET                                SANTA BARBARA, CALIFORNIA 93130
SANTA BARBARA, CALIFORNIA 93105                                   (805) 563-7000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, OCTOBER 1, 1997

August 26, 1997

To our Shareholders:

    The Annual Meeting of Shareholders of Tenet Healthcare Corporation (the "Company") will be held on Wednesday, October 1, 1997, at 10:00 a.m., Pacific Daylight Time, in the Le Grand Trianon Room, Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, 90212, for the following purposes:

    1.  To elect two directors for terms of three years each;

    2.  To approve the First Amendment to the 1994 Directors Stock Option Plan;

    3.  To approve the 1997 Annual Incentive Plan;

    4.  To approve the First Amendment to the 1995 Employee Stock Purchase Plan;

    5. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending May 31, 1998; and

    6.  To transact such other business as properly may come before the meeting.

    Only shareholders of record at the close of business on August 11, 1997 (the record date) will be entitled to vote at the meeting and any adjournments thereof.

    PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. You are cordially invited to attend the meeting, and you may vote in person even though you have returned your proxy card.

                                          SCOTT M. BROWN

                                          SECRETARY

                                PROXY STATEMENT

GENERAL INFORMATION

AUGUST 26, 1997

    Your proxy is solicited by the Board of Directors (the "Board") of Tenet Healthcare Corporation ("Tenet" or the "Company") for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, October 1, 1997, and any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about August 28, 1997.

    If the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy will be voted in accordance with the Board's recommendations as set forth herein. Any shareholder executing a proxy has the power to revoke it at any time before it is voted. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The Board knows of no unspecified matters to be voted upon at the Annual Meeting.

    Only shareholders of record at the close of business on August 11, 1997, are entitled to receive notice of and to vote at the Annual Meeting. On August 11, 1997, Tenet had outstanding 304,366,327 shares of common stock, each of which is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on such date is necessary to constitute a quorum at the Annual Meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as votes cast except as otherwise provided herein.

    The cost of solicitation of proxies by the Board will be borne by the Company. The Company has engaged Kissel-Blake Inc. ("Kissel-Blake") to assist in the solicitation of proxies for the meeting. The Company will pay Kissel-Blake $13,000 in fees for its services and will reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail and by Kissel-Blake, proxies may be solicited by directors, executive officers and employees of the Company personally or by telephone or telegram. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

1. DIRECTORS AND NOMINEES

Jeffrey C. Barbakow
Chairman and Chief Executive Officer
Chairman of Executive Committee and
Member of Nominating Committee
Age: 53

Mr. Barbakow was elected by the Board to serve as Chief Executive Officer and President of Tenet effective June 1, 1993. Effective July 28, 1993, Mr. Barbakow was elected Chairman of the Board, at which time he relinquished the office of President. Prior to June 1, 1993, Mr. Barbakow served as a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, a position he held from September, 1991 through May 31, 1993. From 1988 until 1991, Mr. Barbakow served as Chairman, President and Chief Executive Officer of MGM/UA Communications, Inc. Prior to October 1988, Mr. Barbakow served as a Managing Director of Merrill Lynch Capital Markets and an executive officer of several Merrill Lynch affiliates. In addition, Mr. Barbakow served as a director of MGM Grand, Inc. from November, 1988 through May, 1993. Mr. Barbakow has been a director since 1990. His current term as a director of Tenet expires at this year's Annual Meeting.

--------------------------------------------------------------------------------

Michael H. Focht, Sr.
President and Chief Operating Officer
Member of Executive Committee and
Ethics and Quality Assurance Committee
Age: 54

Mr. Focht was elected by the Board to serve as Chief Operating Officer of Tenet effective April 8, 1993, and to serve in the additional position of President effective July 28, 1993. Mr. Focht served as Senior Executive Vice President, Operations, of Tenet from 1991, and President and Chief Executive Officer of Tenet's General Hospital Division from 1986. Mr. Focht joined Tenet in 1978 and has served as a director of the Company since 1990. His current term as a director of Tenet expires at the 1999 Annual Meeting.

--------------------------------------------------------------------------------

Bernice B. Bratter
Director
Member of Executive Committee,
Nominating Committee and Chair of
Compensation and Stock Option Committee
Age: 59

Ms. Bratter served as Executive Director of Senior Health and Peer Counseling, a non-profit healthcare organization located in Santa Monica, California from 1980 through her retirement from that position on March 14, 1995. From 1995 through September 1996, Ms. Bratter lectured and served as a consultant in the fields of not-for-profit corporations and healthcare. Since October 1, 1996, Ms. Bratter has served as the President of the Los Angeles Women's Foundation, a not-for-profit organization dedicated to reshaping the status of women and girls of all ages in southern California. Ms. Bratter has been a director of Tenet since 1990. Her current term as a director of Tenet expires at the 1999 Annual Meeting.

--------------------------------------------------------------------------------

Maurice J. DeWald
Director
Member of Executive Committee,
Compensation and Stock Option Committee
and Chairman of the Audit Committee
Age: 57

Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private firm that he founded in 1993 that is involved in investment and development projects, and President of DeWald Enterprises, a private investment firm that he founded in 1991. From 1986 until 1990, Mr. DeWald served as Managing Partner of the Los Angeles office of KPMG Peat Marwick LLP. Mr. DeWald also is a director of Dai-Ichi Kangyo Bank of California and ARV Assisted Living, Inc. Mr. DeWald has been a director since 1991. His current term as a director of Tenet expires at the 1998 Annual Meeting.

--------------------------------------------------------------------------------

Edward Egbert, M.D.
Director
Member of Nominating Committee, Pension Committee and Ethics and Quality Assurance Committee
Age: 72

Dr. Egbert retired from the active practice of medicine on January 1, 1994. Since that time, Dr. Egbert regularly has been providing pro bono medical services in his community. From 1975 to 1982, Dr. Egbert served on the Governing Board of Sierra Medical Center, a general hospital owned and operated by one of Tenet's subsidiaries. Dr. Egbert has been a director of Tenet since 1975. His current term as a director of Tenet expires at the 1998 Annual Meeting.

--------------------------------------------------------------------------------

Raymond A. Hay
Director
Member of Audit Committee,
Ethics and Quality Assurance Committee
and Chairman of Nominating Committee
Age: 69

Mr. Hay has been Chairman and Chief Executive Officer of Aberdeen Associates, a private investment firm, since 1992. Mr. Hay held the same position with Hay-Faulstich & Associates from 1991 through January 1992, when its operations were assumed by Aberdeen Associates. From 1983 until June 1991, Mr. Hay served as Chairman and Chief Executive Officer of The LTV Corporation, which filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in 1986. The petition received final approval in June, 1993. Mr. Hay has been a director of Tenet since 1985. His current term as a director of Tenet expires at the 1998 Annual Meeting.

--------------------------------------------------------------------------------

Lester B. Korn
Director
Member of Executive Committee and
Compensation and Stock Option Committee
and Chairman of Pension Committee
Age: 61

Mr. Korn is Chairman and Chief Executive Officer of Korn Tuttle Capital Group, a diversified holding company based in Los Angeles, California. Mr. Korn served as the Chairman of Korn/Ferry International, an executive search firm which he founded, from 1969 until May 1991, when he retired and became Chairman Emeritus. During 1987-1988, he served as United States Ambassador to the United Nations Economic and Social Council. Mr. Korn also serves as a director of ConAm Properties, Ltd. Mr. Korn has been a director of Tenet since 1993. His current term as a director of Tenet expires at the 1999 Annual Meeting.

--------------------------------------------------------------------------------

Richard S. Schweiker
Director
Member of Audit Committee and
Chairman of Ethics and Quality Assurance Committee
Age: 71

Mr. Schweiker served as president of the American Council of Life Insurance from 1983 until his retirement on December 31, 1994. Mr. Schweiker also serves as a director of LabOne, Inc. Mr. Schweiker has been a director of Tenet since 1984. From 1981 to 1983, Mr. Schweiker served as Secretary of the United States Department of Health and Human Services. His current term as a director of Tenet expires at this year's Annual Meeting.

--------------------------------------------------------------------------------

DIRECTORS BY CLASS

Class 3 (term expires at the 1997 Annual Meeting of Shareholders)
Jeffrey C. Barbakow
Richard S. Schweiker

Class 1 (term expires at the 1998 Annual Meeting of Shareholders)

Maurice J. DeWald
Edward Egbert, M.D.
Raymond A. Hay

Class 2 (term expires at the 1999 Annual Meeting of Shareholders)

Bernice B. Bratter
Michael H. Focht, Sr.
Lester B. Korn

NOMINEES AND VOTING

    On January 30, 1997, the Company acquired OrNda HealthCorp ("OrNda"). The acquisition was accomplished when a wholly-owned subsidiary of the Company merged into OrNda (the "Merger"), leaving OrNda as a wholly-owned subsidiary of the Company. In connection with the Merger, the size of the Board was increased from 11 to 13 directors, and the Board elected Messrs. Peter A. Joseph and Paul
S. Levy to the Board.

    On March 26, 1997, Mr. Thomas J. Pritzker resigned from the Board in order to pursue outside interests. On April 9, 1997, Messrs. Joseph and Levy also resigned from the Board in order to pursue outside interests. On May 21, 1997, the size of the Board was reduced from 13 to 10 directors. On July 23, 1997, Mr. James P. Livingston retired from the Board. On July 30, 1997, the size of the Board was reduced from 10 to 9 directors.

    On July 29, 1997, the Nominating Committee met and recommended that the Board nominate each of Mr. Barbakow and Mr. Schweiker to serve a three-year term as a director until the 2000 Annual Meeting. Mr. Peter de Wetter, whose term also expires at this year's annual meeting, was not recommended for nomination because he has reached the Company's mandatory retirement age for directors. After considering the Nominating Committee's actions, the Board met on July 30, 1997, and nominated the directors recommended by the Nominating Committee and approved reducing the size of the Board from 9 directors to 8 effective as of the conclusion of this year's Annual Meeting.

    Directors are divided into three classes and serve for three-year overlapping terms. Following the election of the two Class 3 directors at this year's Annual Meeting, there will be three Class 1 directors, three Class 2 directors and two Class 3 directors. The terms of the Class 1 and Class 2 directors do not expire until 1998 and 1999, respectively. Directors are to be elected by a majority of the votes cast. Votes may not be cumulated.

    The shares represented by proxies solicited by the Board will be voted, unless otherwise directed, for Messrs. Barbakow and Schweiker. The Board believes each of its nominees will be able and willing to serve if elected. If either named nominee becomes unavailable, the Board's proxies will be voted for the remaining nominee and for such other person as the Board may recommend.

SHAREHOLDER APPROVAL

    Election of the nominees by the shareholders requires the affirmative vote of a majority of the votes cast by holders of shares entitled to vote in the election at the Annual Meeting, provided a quorum is present. A vote to withhold authority for a nominee will count as a no vote. Unless marked to the contrary, proxies will be voted "FOR" the election of the nominees at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITS NOMINEES FOR DIRECTORS.

STOCK OWNERSHIP

    As of August 15, 1997, ownership of common stock by all directors, all nominees, each of the named executive officers (as defined herein on page 11) and all executive officers and directors as a group (12 persons) was as follows:

                                                                                     SHARES BENEFICIALLY OWNED(1)
                                                                                ---------------------------------------
                                                                                               OPTIONS
                                                                                             EXERCISABLE
                                                                                 SHARES OF    PRIOR TO
                                                                                  COMMON     OCTOBER 31,   PERCENT OF
NAME                                                                               STOCK        1997        CLASS(2)
------------------------------------------------------------------------------  -----------  -----------  -------------
Jeffrey C. Barbakow(3)........................................................      22,450    2,431,333
Bernice B. Bratter............................................................      11,000       15,000
Scott M. Brown................................................................       4,794       32,267
Maurice J. DeWald.............................................................      10,800       15,000
Peter de Wetter...............................................................      13,400       25,460
Edward Egbert, M.D............................................................      38,772       15,460
Trevor Fetter.................................................................      23,078      159,199
Michael H. Focht, Sr..........................................................      10,000      725,976
Raymond A. Hay................................................................      11,200       35,920
Lester B. Korn................................................................      22,700       15,000
Raymond L. Mathiasen..........................................................      38,546      189,433
Richard S. Schweiker..........................................................      21,860       56,840
Executive officers and directors as a group (12 persons)......................     228,600    3,716,888           1.3%
                                                                                                                   --
                                                                                -----------  -----------

------------------------

(1) Except as otherwise indicated, each individual named has sole control as to the investment and voting power with respect to the securities owned.

(2) Except as indicated, no executive officer or director beneficially owned, including options exercisable prior to October 31, 1997, 1% or more of the outstanding shares of common stock of the Company.

(3) The total shares of common stock includes 3,350 shares held by Mr. Barbakow's minor sons.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board acted eight times during the fiscal year ended May 31, 1997. Except for directors Joseph, Levy and Pritzker, each director participated in at least 75% of the aggregate of meetings of the Board and the committees on which he/she served, during the period he/she served as a director.

    During fiscal year 1997, the Company's Executive Committee consisted of employee directors Barbakow (Chairman) and Focht, and non-employee directors Bratter, DeWald, de Wetter and Korn. The Executive Committee, which acted four times during fiscal 1997, may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Company, but may not fill vacancies on the Board, change the membership of, or fill vacancies in, any committee of the Board, adopt, amend or repeal the By-Laws or declare dividends.

    During fiscal year 1997, the Company's Audit Committee consisted of non-employee directors DeWald (Chairman), Schweiker, Hay and Livingston. The Audit Committee selects, engages on behalf of the Company (subject to the consent of the shareholders) and fixes the compensation of, a firm of independent certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of the Company and its subsidiaries. The Audit Committee also is responsible for determining that the business practices and conduct of employees and other representatives of the Company and its subsidiaries comply with the policies and procedures of the Company. None of the members of the Audit Committee may be officers or employees of the Company. The Audit Committee met five times during fiscal 1997.

    During fiscal year 1997, the Company's Compensation and Stock Option Committee (the "Compensation Committee") consisted of non-employee directors Bratter (Chair), DeWald and Korn. Except as noted below, the Compensation Committee has the authority to establish a general compensation policy for the Company and has responsibility for the approval of changes in directors' fees and compensation paid to senior officers. The Compensation Committee has all of the powers of administration under all of the Company's employee benefit plans (except those discussed below for which the Pension Committee is responsible), including stock option plans, long-term incentive plans, bonus plans, deferred compensation plans, non-qualified retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines (subject to the provisions of the Company's plans) the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee may be officers or employees of the Company. The Compensation Committee met 11 times in fiscal 1997.

    During fiscal year 1997, the Company's Nominating Committee consisted of non-employee directors Hay (Chairman), Bratter, Egbert and Livingston and employee-director Barbakow. The Nominating Committee, which is responsible for making recommendations to the Board regarding the qualifications of candidates for the Board, nominees to fill vacancies on the Board and Board committees, the director selection process, the tenure of Board members and the size, composition and committee structure of the Board, met two times in fiscal 1997. Nominations by shareholders will be considered by the Board if written information concerning the proposed nominee, including the proposed nominee's name, biographical information and a signed consent to be nominated and to serve if elected, is submitted to the Secretary of the Company on or before April 28, 1998.

    The Company's Ethics and Quality Assurance Committee (the "Ethics Committee") consisted during fiscal 1997 of non-employee directors Schweiker (Chairman), Egbert, Hay and Livingston and employee-director Focht. The purpose of the Ethics Committee is to present to the Board such measures and recommend such actions as may be necessary or desirable to assist the Company in conducting its activities in accordance with ethical standards and in delivering quality medical care. In addition, the Ethics Committee also provides oversight for the Company's corporate compliance and ethics program. The Ethics Committee met three times in fiscal year 1997.

    During fiscal year 1997, the Pension Committee consisted of non-employee directors Korn (Chairman), de Wetter and Egbert. The Pension Committee is responsible for approving investment policies and investment managers for the Company's qualified pension plans, reviewing actuarial information concerning the plans, monitoring the Company's 401(k) Retirement Savings Plan (the "401(k) Plan"), approving major changes to the 401(k) Plan, approving any new qualified investment or savings plans (other than stock plans) proposed by the Company and the monitoring of such plans. The Pension Committee acted three times in fiscal year 1997.

                           REMUNERATION OF DIRECTORS

    During the fiscal year ended May 31, 1997, directors Bratter, DeWald, de Wetter, Egbert, Hay, Korn, Livingston, and Schweiker, Tenet's non-employee directors during fiscal 1997, each received a retainer fee for serving on the Board, as well as an attendance fee of $1,000 for attending each Board meeting and $1,200 for attending each meeting of the respective committees on which he or she was a member. Effective March 26, 1997, the annual Board retainer fee was increased from $40,000 per year to $50,000 per year. Director Pritzker received a pro-rata portion of the retainer fee from June 1, 1996 through March 26, 1997, when he resigned from the Board, and directors Joseph and Levy received a pro-rata portion of the retainer fee from January 27, 1997, when they were elected to the Board, through April 9,

1997, when they resigned from the Board. Mr. de Wetter also received $1,000 per month for serving as an advisor to the Compensation Committee pursuant to a consulting agreement, which was extended through September, 1997. In addition, Mr. Hay was permitted to use the Company aircraft for personal use. The incremental cost to the Company of such personal use was $24,336.

    Each committee Chair also received $4,000 during the fiscal year for each committee chaired by him or her. Directors also are reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings.

DIRECTORS RETIREMENT PLAN

    Tenet has a Board of Directors Retirement Plan (the "Directors Retirement Plan") for non-employee directors. The Company believes that the Directors Retirement Plan enables Tenet to attract and retain non-employee directors who render necessary and important services to the Company. During fiscal 1997, the following non-employee directors participated in the Directors Retirement Plan:
Bratter, DeWald, de Wetter, Egbert, Hay, Korn, Livingston and Schweiker.

    Under the Directors Retirement Plan, the Company is obligated to pay to the non-employee director an annual normal retirement benefit for a maximum period of 10 years upon the director's retirement. The retirement benefit is based on years of service to the Company as a non-employee director. The director's interest in the retirement benefit becomes partially vested after five years of service as a non-employee director and fully vested after 10 years of service as a non-employee director. The Directors Retirement Plan was amended in fiscal year 1998 to permit participants to elect to receive the retirement benefits in the form of a joint and survivor annuity and to permit the participant and his/her surviving spouse to designate a beneficiary as the recipient of the joint and survivor annuity in the event both should die before all payments have been made. The present value of the joint and survivor annuity will be actuarially equivalent to the present value of the payments that would be made over the 10-year period referred to above. The annual retirement benefit is equal to the lesser of (i) the Directors' Final Annual Board Retainer (as defined below), and (ii) $25,000, increased by a compounded rate of six percent per year from 1985 to the Directors' termination of service. The retirement benefits are paid monthly. "Final Annual Board Retainer" is defined under the Directors Retirement Plan as the annual retainer paid to the director for service on Tenet's Board (excluding fees paid for individual Board or committee meetings or for serving as a committee chair) at the time of the termination of the Directors' service on the Board.

    Normal retirement benefits, with certain adjustments, are paid to participants whose services are terminated for any reason other than death prior to normal retirement, so long as the participant has completed at least five years of service. In the event of the death of any participant, before or after retirement, the normal retirement benefit will be paid to his/her surviving spouse, eligible children under the age of 21 or the designated beneficiary discussed above. In the event of a "Change of Control" (as defined below) of Tenet followed by a participant's termination as a director of Tenet or a participant's failure to be re-elected as a director upon the expiration of his/her term in office, participants under the Directors Retirement Plan will be deemed fully vested without regard to years of service and shall be entitled to receive full normal retirement benefits.

    A "Change of Control" is deemed to have occurred under the Directors Retirement Plan if (a) any person (as defined in Sections 13(c) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, the "Exchange Act") is or becomes the beneficial owner directly or indirectly of 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any two-year period, individuals who at the beginning of such period constitute the Company's Board cease for any reason other than death or disability to constitute at least a majority of the Board.

    The Directors Retirement Plan was amended in fiscal year 1994 to permit participation by former employees who are directors, with years of service measured from the date on which the director's employment with the Company terminates. Non-employee directors Livingston and de Wetter previously were employed by the Company and also are eligible to receive benefits under the Company's Supplemental Executive Retirement Plan (the "SERP"), which is described on page 14.

DIRECTORS LIFE INSURANCE PROGRAM

    The Company provides a Directors Life Insurance Program (the "Program") for all directors who elect to participate in the Program. The Company believes that the Program enables it to retain the services of its existing directors and to attract highly qualified directors.

    Under the Program, the Company is willing to enter into a split dollar life insurance agreement with an owner designated by a director providing for the purchase of a joint life, second to die, life insurance policy insuring the lives of the director and another person designated by the director. The amount of insurance to be purchased will be sufficient to provide a death benefit of $1,000,000 to beneficiaries designated by the owner and to allow the Company to recover the premiums it has paid to keep the policies in force until the deaths of both the director and the designated other person. The owner will pay the cost of pure term insurance and the Company will pay the balance of the premiums, which will be paid over seven years if its original assumptions as to interest rates, mortality rates, tax rates and certain other factors are accurate.

    The Program is administered by the Compensation Committee, members of which may be participants under the Program. As of July 31, 1997, life insurance policies had been purchased by the owners on the lives of directors Bratter, DeWald, de Wetter, Egbert, Focht, Hay, Korn and Livingston and their respective designated other person. Directors Barbakow and Schweiker do not participate in the Program.

1994 DIRECTORS STOCK OPTION PLAN

    The Company believes that its 1994 Directors Stock Option Plan (the "DSOP") promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and by encouraging the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth.

    The DSOP is administered by the Compensation Committee, which is composed of non-employee directors who are eligible to participate in the DSOP. Only non-employee directors of the Company are eligible to participate in the DSOP. Such non-employee directors are not eligible to receive new awards under the 1991 Stock Incentive Plan or the Amended and Restated 1995 Stock Incentive Plan, which plans are for employees. Currently, participants are granted options to acquire 5,000 shares of common stock of the Company on the last Thursday of January of each year. In addition, on the last Thursday of the month of a non-employee director's initial election to the Board, such director will be granted options to acquire 5,000 shares of common stock. As discussed more fully on page 27, shareholders are being asked to approve an amendment to the DSOP to increase from 5,000 to 7,500 the number of options to be granted under the DSOP upon a director becoming a director and on the last Thursday of January of each year. Subject to certain adjustment provisions described in the DSOP, the aggregate number of shares of common stock that may be acquired upon the exercise of options under the DSOP is 500,000. Unless previously terminated, the DSOP will terminate on January 26, 2004, except with respect to options then outstanding.

    Each option is exercisable one year from the date of grant. The exercise price is the fair market value of a share of common stock on the date of grant. Each option will expire at the time a non-employee director ceases to be a non-employee director, except as described below. If a non-employee director is terminated other than for cause (as determined solely by the Company), or if a director is nominated but not reelected by the shareholders, then the option will expire one-year after the date of termination or such election unless during such one-year period the non-employee director dies or becomes permanently and totally disabled, in which case the option will expire one year from the date of death or permanent and total disability. If the non-employee director retires at the Company's normal retirement age of 59 1/2 or earlier with the consent of the Compensation Committee, then the option will expire five years after the date of retirement, unless during such five-year period the non-employee director dies or becomes permanently and totally disabled, in which case the option will expire upon the later of five years after retirement or one year after the date of death or permanent and total disability. If the non-employee director dies or becomes permanently and totally disabled while serving as a non-employee director, then the option will expire five years after the date of death or permanent and total disability. Notwithstanding anything above to the contrary, the maximum term of an option is 10 years from the date of grant.

    In the event of any future change in the capitalization of the Company, such as a stock dividend or stock split, the Compensation Committee may make an appropriate and proportionate adjustment to the numbers of shares subject to then-outstanding awards as well as to the maximum number of shares available for future awards.

    The DSOP also provides for all awards then outstanding under the plan to fully vest without restrictions in the event of certain conditions, including a dissolution or liquidation of the Company, a reorganization, merger or consolidation of the Company as a result of which Tenet is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company, unless provisions are made in connection with such transaction for the continuance of the DSOP with adjustments appropriate to the circumstances.

    In addition, upon the occurrence of a "Change of Control" of the Company or in the event that any Person makes a filing with respect to the Company under Sections 13(d) or 14(d) of the Exchange Act, all options then outstanding under the DSOP will be fully vested and the restrictions upon exercise will immediately cease.

    For purposes of the DSOP the following terms have the following meanings:

        (A) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

        (B) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        (C) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

        (D) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

                    MANAGEMENT AND CERTAIN SECURITY HOLDERS

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid by the Company for fiscal years 1997, 1996 and 1995 to the person acting as Chief Executive Officer at May 31, 1997, and the four other most highly compensated executive officers (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                                                        AWARDS
                                                ANNUAL COMPENSATION                  -------------
                                 --------------------------------------------------   SECURITIES
                                                                      OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY(1)     BONUS(1)    COMPENSATION      OPTIONS     COMPENSATION(2)
-------------------------------  ---------  ----------  ------------  -------------  -------------  ----------------
Barbakow ......................       1997  $  992,250  $  1,262,947   $    64,950(3)     900,000      $   66,557
  CEO and Chairman                    1996     945,000     1,165,707        61,933(3)      --              58,747
                                      1995     900,000       574,560       125,813(3)     500,000          43,554

Focht .........................       1997     634,200       753,957       164,041(4)     450,000          39,795
  President and COO                   1996     604,000       696,849       101,188(4)      --              69,643
                                      1995     575,100       314,695       120,112(4)     300,000          20,143

Fetter (5) ....................       1997     426,667       463,519        80,447(6)     120,000          24,498
  EVP and CFO                         1996     222,115       475,636(7)      656,398(8)     247,600         4,914
                                      1995      --           --            --             --               --

Mathiasen .....................       1997     368,000       355,812        73,058(9)      60,000          23,761
  SVP and CAO                         1996     357,000       331,449              (10)      52,800         20,990
                                      1995     340,000       221,000              (10)      80,000         19,884

Brown .........................       1997     337,000       328,747        84,754(11)      60,000         21,933
  General Counsel,                    1996     315,000       304,464              (10)      52,800         52,261
  SVP and Secretary                   1995     300,000       195,000              (10)      80,000         16,549

------------------------

 (1) Includes compensation deferred at the election of an executive or in accordance with an incentive plan.

 (2) The aggregate amounts set forth in "All Other Compensation" for 1997 include the following, the amounts for each of which are set forth in the table below: (i) matching Company contributions to Tenet's 401(k) Retirement Savings Plan, (ii) matching Company contributions to the Deferred Compensation Plan, which exists, in part, because the Internal Revenue Service limits the amount that may be deferred under the Tenet's 401(k) Retirement Savings Plan, (iii) certain amounts in respect of life insurance and disability insurance policies available under the SERP, (iv) certain amounts in respect of joint life, second to die whole life insurance available under the Company's Directors Life Insurance Program, and (v) certain amounts in respect of a personal catastrophic liability insurance policy available to the named executive officers.

                                                     BARBAKOW      FOCHT     FETTER     MATHIASEN     BROWN
                                                    -----------  ---------  ---------  -----------  ---------
Tenet Retirement Savings Plan.....................   $   4,800   $   4,800  $   4,750   $   4,750   $   4,800
Deferred Compensation Plan........................      55,182      29,785     15,987      15,039      13,566
Life and Disability Insurance Under SERP..........       6,055       4,540      3,241       3,452       3,047
Directors Life Insurance Program..................         -0-         150        -0-         -0-         -0-
Personal Catastrophic Insurance...................         520         520        520         520         520

 (3) Total for 1997 includes $57,982 and total for 1996 includes $55,710 of corporate-sponsored automobile use. Total for 1995 includes $36,535 of travel-related benefits.

 (4) Total for 1997 includes $95,479, total for 1996 includes $66,706 and total for 1995 includes $78,718 of travel-related benefits.

 (5) Mr. Fetter joined the Company on October 23, 1995. Consequently, he received no compensation from the Company during fiscal 1995 or fiscal 1996 before October 23, 1995.

 (6) Total for 1997 includes $27,659 of membership fees, organizational dues and related expenses reimbursed to Mr. Fetter during the year.

 (7) A portion of this amount relates to a bonus paid to Mr. Fetter to induce him to join the Company.

 (8) Total for 1996 includes $645,110 of relocation-related expenses reimbursed to Mr. Fetter by the Company pursuant to a relocation program made available to all corporate officers who relocated to the Company's new corporate headquarters.

 (9) Total for 1997 includes $27,004 of relocation-related expenses reimbursed to Mr. Mathiasen by the Company pursuant to a relocation program made available to all corporate officers who relocated to the Company's new corporate headquarters.

(10) No such compensation was paid other than perquisites, which have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(11) Total for 1997 includes $30,289 of relocation-related expenses reimbursed to Mr. Brown by the Company pursuant to a relocation program made available to all corporate officers who relocated to the Company's new corporate headquarters.

OPTION GRANTS

    The following table sets forth information concerning options granted to the named executive officers in fiscal year 1997.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                INDIVIDUAL GRANTS
                            ------------------------------------------------------------------------------------------
                                NUMBER OF       % OF TOTAL OPTIONS
                                SECURITIES          GRANTED TO        EXERCISE                           GRANT DATE
                                UNDERLYING           EMPLOYEES          PRICE                              PRESENT
NAME                        OPTIONS GRANTED(#)        IN FY97         ($/SHARE)     EXPIRATION DATE       VALUE(3)
--------------------------  ------------------  -------------------  -----------  -------------------  ---------------
Barbakow..................         900,000(1)             14.2%       $   21.625         May 31, 2006   $  12,015,000
Focht.....................         450,000(1)              7.1%           21.625         May 31, 2006       6,007,500
Fetter....................         120,000(2)              1.9%           24.75      January 27, 2007       1,651,200
Mathiasen.................          60,000(2)              0.9%           24.75      January 27, 2007         825,600
Brown.....................          60,000(2)              0.9%           24.75      January 27, 2007         825,600

------------------------

(1) The options have an exercise price of $21.625, which was the closing price of Tenet common stock on the first business day after the grant date (which was not a business day), and a term of 10 years. The first two-thirds of the options vest on the second anniversary of the grant date, and the remaining one-third of the options vest on the third anniversary of the grant date. As discussed more fully on page 24, in connection with these grants, Messrs. Barbakow and Focht each sent a Memorandum of Understanding to the Company in which each confirmed his intent to continue in his current position with the Company for a period of not less than two years. In addition, each acknowledged that the Company does not intend to grant any additional options to him during fiscal 1997 or fiscal 1998.

(2) The options are exercisable at a price equal to the closing price of the Company's common stock on the date of grant, vest in equal portions over three years from the date of grant and expire 10 years from the date of grant.

(3) These values were established using standard Black-Scholes stock option valuation models. The assumptions used to calculate the Grant Date Present Value of the options granted to the named executive officers during fiscal year 1997 were as follows:

                                         GRANT DATE/EXPIRATION DATE    GRANT DATE/EXPIRATION DATE
                                               6-1-96/5-31-06                1-28-97/1-27-07
                                         ---------------------------  -----------------------------
Expected Volatility....................                40.7%                         32.2%
Risk Free Rate of Return...............                6.83%                          6.6%
Dividend Yield.........................                   0%                            0%
Time of Exercise (Years From Date of
  Grant)...............................                   9                             9

    The Expected Volatility is derived using quarterly data drawn from the five years preceding the date of grant. The Risk Free Rate of Return is the approximate yield on a 10-year United States Treasury Bond on the date of grant. The Dividend Yield is equal to zero. The Time of Exercise is an estimate of the number of years the option will be held before it is exercised. The valuation model was not adjusted for non-transferability, risk of forfeiture or the vesting restrictions of the options, all of which would reduce the value if factored into the calculation.

    The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's options granted to its executive officers. The value ultimately realized, if any, will depend on the amount by which the market price of the Company's common stock on the date of exercise exceeds the exercise price.

OPTION EXERCISES

    The following table sets forth information concerning options exercised by each of the named executive officers in fiscal year 1997 and unexercised options held by each of them as of May 31, 1997.

         OPTION EXERCISES IN FISCAL YEAR 1997 AND YEAR-END VALUE TABLE

                                                           NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                                SHARES                      OPTIONS AT 5/31/97      MONEY OPTIONS AT 5/31/97(1)
                              ACQUIRED ON      VALUE     -------------------------  ----------------------------
NAME                         EXERCISE(#)(2) REALIZED($)  EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -------------  -----------  ----------  -------------  -------------  -------------
Barbakow...................            0             0    2,431,333     1,066,667   $  42,097,412   $ 7,558,338
Focht......................            0             0      725,976       550,000       9,167,061     4,006,250
Fetter.....................            0             0       82,532       285,068         795,939     1,921,911
Mathiasen..................        1,046(2)     19,058      234,933       121,867       2,935,018       761,538
Brown......................       44,000       577,000       39,767       121,867         442,125       761,538

------------------------

(1) The closing price of the Company's common stock on May 30, 1997 (the last business day of fiscal 1997) was $27.50.

(2) Mr. Mathiasen exercised options for 1,046 shares, but did not sell the shares acquired upon the exercise of the options.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The SERP provides executive officers and certain other management employees with supplemental deferred benefits in the form of retirement payments for life.

    At retirement, the monthly benefit paid to participants will be a product of four factors: (i) the participant's highest average monthly earnings for any consecutive 60-month period during the 10 years preceding retirement; (ii) the number of years of service to the Company to a maximum of 20 years (participants will receive a percentage credit for years of service prior to enrollment in the plan which increases gradually from 25 percent upon becoming a participant to 100 percent at the beginning of the sixth year following enrollment); (iii) a vesting factor; and (iv) a percentage factor not to exceed 2.7% reduced to reflect the projected benefit from other Company retirement plans available to a participant and from Social Security. The monthly benefit is reduced in the event of early retirement or termination of employment with the Company. The first day on which unreduced retirement benefits are available is age 62. In the event of the death of a participant, before or after retirement, one-half of the benefit earned as of the date of death will be paid to the surviving spouse for life (or to the participant's children until the age of 21 if the participant dies without a spouse). The SERP was amended in fiscal year 1994 to provide for lump sum distributions in certain circumstances and subject to certain limitations.

    For participants who were not actively at work as regular, full-time employees on or after February 1, 1997, "Earnings" is defined in the SERP as the participant's base salary excluding bonuses and other cash and non-cash compensation. In fiscal year 1997, the SERP was amended to provide that for all participants who are actively at work as regular, full-time employees on or after February 1, 1997, "Earnings" means the participant's base salary and annual cash bonus excluding automobile and other allowances and other cash and non-cash compensation.

    The SERP also was amended in fiscal 1997 to provide that for all participants who are actively at work as regular, full-time employees on or after February 1, 1997: (i) the reduction for early retirement (retirement before age 65) for benefits received prior to age 62 was reduced from 5.04% to 3.0% per year and the maximum yearly reduction was reduced from 35.28% to 21%;
(ii) the reduction of 5.04% per year for receiving benefits prior to age 62 was reduced to 3.0% per year; (iii) the offset factor for the projected benefits from other Company benefit plans will be applied only to the salary component of Earnings and (iv) the annual 8% cap on increases in Earnings that had been in effect was eliminated.

    In the event of a "Change of Control" (as defined below) of the Company, participants will be deemed fully vested in the SERP for all years of service to the Company without regard to actual years of service and will be entitled to the normal retirement benefits (as defined in the SERP) without reduction on or after age 60. In addition, if a participant is a regular, full-time employee actively at work on or after April 1, 1994, with the corporate office or a division or a subsidiary that has not been declared to be a discontinued operation, and who has not yet begun to receive benefit payments under the SERP and voluntarily terminates his employment following the occurrence of certain events discussed below, or is terminated without cause, within two years of a Change of Control, then such participant will be (i) deemed fully vested in the SERP without regard to actual years of service, (ii) credited with three additional years of service, not to exceed a total of 20 years credited service, and (iii) entitled to the normal retirement benefits without reduction on or after age 60 or benefits at age 50 with reduction for each year of receipt of benefit prior to age 60. In addition, the "Earnings" used in calculating the benefit will include the participant's base salary and the annual cash bonus paid to the participant, but exclude any cash bonus paid under the Company's LTIP and other cash and non-cash compensation. Furthermore, the provision in the SERP prohibiting benefits from being paid to a participant if the participant becomes an employee or consultant of a competitor of the Company within three years of leaving the Company would be waived. The occurrence of any of the following events within two years of a Change of Control causes the additional payments discussed above to become payable if a participant voluntarily terminates his or her employment following: (1) a material downward change in the participant's position, (2)(A) a reduction in the participant's annual base salary, (B) a material reduction in the participant's annual incentive plan award other than for financial performance as it broadly applies to all similarly situated executives in the same plan, or (C) a material reduction in the participant's retirement or supplemental retirement benefits that does not broadly apply to all executives in the same plan, or (3) the transfer of the participant's office to a location that is more than 50 miles from his or her current principal office. Finally, the SERP provides that in no event shall (x) the total present value of all payments under the SERP that are payable to a participant and are contingent upon a Change of Control in accordance with the rules set forth in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), when added to (y) the present value of all other payments (other than payments that are made pursuant to the SERP) that are payable to a participant and are contingent upon a Change of Control, exceed an amount equal to 299% of the participant's "base amount" as that term is defined in Section 280G of the Code.

    A Change of Control is deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of 20% or more of the Company's common stock, or (ii) individuals who, as of April 1, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute the majority of the Board; provided that individuals nominated by a majority of the directors then constituting the Incumbent Board and elected to the Board after April 1, 1994, will be deemed to be included in the Incumbent Board and individuals who initially are elected to the Board as a result of an actual or threatened election contest or proxy solicitation (other than on behalf of the Incumbent Board) will be deemed not to be included in the Incumbent Board.

    In 1994, the Company established a trust (the "SERP Trust") for the purpose of securing the Company's obligation to make distributions under the SERP. The SERP Trust is a "rabbi trust" and was initially funded with 1,000,000 shares of the Company's common stock. In fiscal 1997, an additional 1,500,000 shares of the Company's common stock were contributed to the SERP Trust. The SERP Trust will make payments required to be made to SERP participants and their beneficiaries under the SERP in the event that the Company fails to make such payments for any reason other than the insolvency of the Company. In the event of the insolvency of the Company, the assets of the SERP Trust will be subject to the claims of general creditors of the Company. In the event of a Change of Control of the Company, the Company is required to fund the SERP Trust in an amount that is sufficient, together with all assets then held by the SERP Trust, to pay each participant and/or beneficiary of the SERP, on a pre-tax basis, the benefits to which the participant or the beneficiary would be entitled pursuant to the terms of the SERP as of the date on which the Change of Control occurred.

    The following table presents the estimated maximum annual retirement benefits payable on a straight-life annuity basis to participating executives under the SERP in the earnings and years of service classifications indicated. The benefits listed are subject to reduction for projected benefits from the 401(K) Plan, the related Deferred Compensation Plan and Social Security. The effect of these reductions is not included in the table.

                               PENSION PLAN TABLE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                           ESTIMATED ANNUAL RETIREMENT BENEFIT
                                              FOR YEARS OF SERVICE INDICATED
                             ----------------------------------------------------------------
REMUNERATION                  5 YEARS     10 YEARS     15 YEARS      20 YEARS    25 YEARS(1)
---------------------------  ----------  ----------  ------------  ------------  ------------
$  100,000.................  $   13,500  $   27,000  $     40,500  $     54,000  $     54,000
  300,000..................      40,500      81,000       121,500       162,000       162,000
  500,000..................      67,500     135,000       202,500       270,000       270,000
  700,000..................      94,500     189,000       283,500       378,000       378,000
  900,000..................     121,500     243,000       364,500       486,000       486,000
 1,100,000.................     148,500     297,000       445,500       594,000       594,000
 1,300,000.................     175,500     351,000       526,500       702,000       702,000
 1,500,000.................     202,500     405,000       607,500       810,000       810,000
 1,700,000.................     229,500     459,000       688,500       918,000       918,000
 1,900,000.................     256,500     513,000       769,500     1,026,000     1,026,000
 2,100,000.................     283,500     567,000       850,500     1,134,000     1,134,000
 2,300,000.................     310,500     621,000       931,500     1,242,000     1,242,000
 2,500,000.................     337,500     675,000     1,012,500     1,350,000     1,350,000
 2,700,000.................     364,500     729,000     1,093,500     1,458,000     1,458,000
 2,900,000.................     391,500     783,000     1,174,500     1,566,000     1,566,000

------------------------

(1) The benefit is the same for each period beyond 20 years since benefits under the SERP are calculated based on a maximum of 20 years of service.

    As of May 31, 1997, the estimated credited years of service for the individuals named in the Summary Compensation Table were as follows: Mr. Barbakow, 4.00 years; Mr. Focht, 19.17 years; Mr. Fetter, 1.60 years; Mr. Mathiasen, 11.65 years, and Mr. Brown, 15.72 years. In fiscal year 1997, the Company determined that Mr. Barbakow's credited years of service under the SERP would be enhanced commencing in June 1998 so that he will receive credit for two years of service for each year as Chief Executive Officer of the Company up to a maximum of six additional years of service.

    The Company purchased insurance policies on the life of certain current and past participants in the SERP, the purpose of which was to reimburse the Company, based on actuarial calculations, for amounts to be paid to the participants under the SERP over the course of the participants' retirement (assuming that its original estimates as to interest rates, mortality rates, tax rates and certain other factors are accurate). SERP participants also are provided a life insurance benefit for the designee of each participant and a disability insurance policy for the benefit of each participant. Both of these benefits are fully insured.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

COMPENSATION POLICIES

    The Compensation and Stock Option Committee (the "Compensation Committee") of the Company's Board is responsible for establishing and interpreting the Company's compensation policies and making compensation decisions. The Compensation Committee is composed entirely of non-employee directors. The Compensation Committee considers a director to be a non-employee director if the director (a) has not been employed by the Company in an executive capacity during the five years prior to appointment to the Compensation Committee, (b) is not employed by a significant customer or supplier, (c) is not employed by a charitable organization that receives significant contributions from the Company, (d) is not related to any executive, (e) does not have a personal service contract with the Company, (f) is not a member of a company that is one of the Company's significant advisors or consultants, and (g) does not have a business relationship required to be disclosed under "Related Party Transactions" in the Company's Proxy Statement.

    As the need arises, the Compensation Committee has retained nationally-recognized compensation consulting firms that assist the Compensation Committee in formulating its compensation policies, applying those policies to the compensation of the Company's executives and advising the Compensation Committee as to the form and reasonableness of compensation paid to executives. For purposes of this Report, the term "executives" refers to the executive officers of the Company.

    The Company's compensation policies balance the need for executive compensation to reflect the Company's current financial results with the Company's need to attract, motivate and retain qualified executives who can maximize long-term shareholder returns in the rapidly-changing healthcare industry. In fiscal year 1997, over 89% of the total compensation opportunities for the named executive officers as a group were "at risk" based on (i) the price of the Company's common stock, (ii) the Company meeting its financial and quality-of-service goals, (iii) the executives meeting pre-established corporate and/or individual objectives, and (iv) growth in the Company's operating income.

    The Compensation Committee recognizes that a variety of circumstances may influence the performance of an individual or the Company at any given time. Accordingly, the Compensation Committee is prepared to use its judgment to make discretionary awards or adjustments to plans when it believes that doing so would serve the long-term interests of the Company's shareholders.

BASE SALARY AND ANNUAL INCENTIVE PLAN

    The Compensation Committee believes that the Company's executives should be rewarded in the short-term for their contributions to the Company's attaining annual financial and quality-of-service goals and their attaining annual corporate and/or individual objectives.

    When setting the appropriate level of total annual cash compensation opportunities available to the Company's executives for fiscal year 1997, the Compensation Committee compared such opportunities primarily with the total annual cash compensation paid to executives, according to the then most-recently available information, by the Company's peer companies (which are the companies included in the S&P Health Care Composite Index referred to in the Common Stock Performance Graph below) and by other similarly-sized companies generally, taking into account their relative sizes (in terms of net operating revenues). The Compensation Committee makes such comparison with those companies because the Company believes that it is with those companies that the Company must compete for qualified and experienced executives. For fiscal year 1997, the Compensation Committee established a base salary and target annual incentive structure generally designed to position total cash compensation opportunities for the executives, including the chief executive officer, in the broad middle range of that paid by the companies referred to above, taking into account their relative sizes based on net operating revenues.

    In determining an individual executive's actual base salary, including that of Mr. Barbakow, the Compensation Committee also considers other factors, which may include the executive's past performance and contributions to the Company's success, the executive's additional responsibilities arising from the growth of the Company, the executive's expected future contributions, how long the executive has held the current position, the executive's vulnerability to recruitment by other companies, the executive's expected future position, the executive's salary relative to other executives' salaries and expected increases in base salaries at the Company's peer companies and other similarly sized companies generally.

    Under the Company's 1994 Annual Incentive Plan (the "AIP"), an executive is rewarded with a cash award based on the extent to which (a) the Company meets its pre-established financial goal, the measure of which in fiscal year 1997 was the Company's fully diluted earnings per share from continuing operations for the fiscal year (excluding the effects of acquisitions and divestitures, not contemplated when the goal was set), (b) the Company achieves its quality-of-service and-care goals (measured in fiscal year 1997 by patient satisfaction at the Company's hospitals, by patient outcomes at the Company's rehabilitation facilities and by quality management audits at the Company's psychiatric facilities), (c) the executive meets pre-established corporate or individual performance goals, and (d) the Company achieves growth in operating income. The component of each executive's AIP award based on growth in operating income is calculated by multiplying (i) the amount by which the Company's operating income for the fiscal year exceeds the previous fiscal year's operating income by (ii) a percentage for such executive established in advance by the Compensation Committee. While the rest of the AIP award is paid immediately following the end of the fiscal year in which earned, the portion based on growth in operating income is paid two-thirds following the end of the fiscal year in which earned, with the remainder paid following the ends of the next two fiscal years, provided pre-established return on equity thresholds are met. The portion of the award that is deferred will accrue interest at a floating rate equal to one percent below the prime rate. Each executive's individual performance goals are set jointly by the executive and the executive's supervisor. Individual performance goals related to the AIP, if any, for the Chief Executive Officer are approved by the Compensation Committee. Individual performance goals relate to an executive's business objectives.

    The weight given to each of the foregoing factors and the amount of the AIP award, or percentage multiplier in the case of the portion of the award based on growth in operating income, that each executive may earn are approved annually by the Compensation Committee. The weight given to each factor may vary for each participant based on decision-making authority and ability directly to affect financial performance. No AIP award may be paid to an executive except at the discretion of the Compensation Committee if the Company fails to meet the threshold (which for fiscal year 1997 was based on return on equity) set in advance by the Compensation Committee. The Compensation Committee has the authority to pay discretionary awards.

    When the Company's financial performance or quality-of-service exceeds target levels and/or an executive's individual performance goals are exceeded, the executive is rewarded with a larger-than-targeted cash award for the portion of the AIP not based on growth in operating income. When the Company's financial performance or quality-of-service is below target levels (but above the pre-established threshold) and/or an executive's individual performance goals are not met, annual incentive awards for the portion of the AIP not based on growth in operating income are paid at less-than-targeted levels. The portion of each executive's AIP award based on growth in operating income will depend upon the extent by which the Company's operating income for a given fiscal year is greater than its operating income for the previous fiscal year.

    Following the close of fiscal year 1997, the Compensation Committee met to review information on the achievement of each of the above goals, determined that the threshold had been met and determined awards based on the extent that goals had been met. As a result of the Company's above-target financial performance and the growth in the Company's operating income in fiscal year 1997, the total cash compensation paid to the Company's executives for fiscal year 1997 was in the upper third of total cash compensation paid to executives of the Company's peer companies and of other similarly-sized companies generally.

    In light of his performance in fiscal year 1996, and taking into account the challenges facing the Company in fiscal year 1997, the Compensation Committee set Mr. Barbakow's salary for fiscal year 1997 at $992,250. The Compensation Committee also established a fiscal year 1997 target award for the portion of Mr. Barbakow's AIP award not based on growth in operating income and the percentage multiplier for the portion of the AIP award based on growth in operating income. The target award for the portion of the AIP award not based on growth in operating income, which was to be payable only if the Company was to meet a threshold based on its return on equity, was based on fully diluted earnings per share from continuing operations (excluding the effects of acquisitions and divestitures, not contemplated when the goals were set), and a quality-of-service goal (measured in fiscal year 1997 by patient satisfaction at the Company's hospitals, by patient outcomes at the Company's rehabilitation facilities and by quality management audits at the Company's psychiatric facilities). As described above, the portion of Mr. Barbakow's AIP award based on growth in the Company's operating income over the previous fiscal year's operating income was based on the amount of such growth multiplied by a percentage established for Mr. Barbakow in advance by the Compensation Committee. In July 1997, the Compensation Committee reviewed the Company's performance in light of the pre-established AIP targets. Since the AIP threshold had been met, the Committee determined that Mr. Barbakow's fiscal year 1997 award under the AIP was $1,262,947 based on the extent to which the AIP targets had been met or exceeded and on the extent to which operating income for fiscal year 1997 exceeded operating income for fiscal year 1996. As a result of the Company's above-target financial performance in fiscal year 1997, the total cash compensation paid to Mr. Barbakow for fiscal year 1997 was in the upper third of total cash compensation paid to chief executive officers of the Company's peer companies and of other similarly-sized companies generally.

STOCK INCENTIVE PLAN

    The Compensation Committee's long-term compensation goal is to provide the Company's executives with an interest in common with that of the shareholders and an incentive to enhance the Company's long-term financial performance, and thus shareholder value. The Compensation Committee's policy with respect to long-term compensation awards in fiscal year 1997 was to consider the practices of its peer companies and other companies generally in setting the target award levels because: (1) the Company must compete with other companies in all industries in order to attract and retain qualified and motivated executives who will work to maximize long-term shareholder value and (2) shareholders consider investing not only in other health care companies but also other companies generally when evaluating where best to invest their capital, requiring the Compensation Committee to create incentives for the executives to cause the Company's common stock to be competitive with that of other companies generally rather than only with the stock of the peer companies. The Compensation Committee believes that long-term compensation opportunities generally should be in the upper third of such opportunities available at those other companies.

    In fiscal year 1997, the Compensation Committee implemented its long-term compensation policy by granting awards under the Company's 1991 and the 1995 Stock Incentive Plans (collectively, the "SIP"), which provide longer-term compensation opportunities linked directly to the Company's common stock price. Stock-based incentive awards are granted to executives under the SIP in order to provide them with an interest in common with that of the shareholders and an incentive to enhance the Company's long-term financial performance, and thus, shareholder value. During fiscal year 1997, the Company's named executive officers as a group were granted non-qualified options for 1,590,000 shares of Tenet common stock.

    In weighing the type and amount of SIP award that is appropriate for a given executive, including awards to Mr. Barbakow, the Compensation Committee may consider such factors as that executive's total compensation, expected future contributions to the Company, current ownership of the Company's common stock and derivative securities, awards previously made, the likelihood of being hired away and ability to influence future financial performance. The Compensation Committee also may consider the performance of the Company's common stock price and whether the healthcare industry in general is experiencing growth or is in a less favorable place in its business cycle. When the Company's common stock price appreciates, shareholder value is enhanced, and the benefits to the executives will appreciate commensurately. When this is not true, the executives will recognize lower gains or, in the case of certain types of awards such as options, no gains at all.

    It is the Compensation Committee's current practice to rely primarily on the grant of options to provide long-term incentives to the executives. The exercise price of options granted to the executives under the SIP normally will not be less than 100% of the fair market value of the Company's common stock on the date such option is granted. Options normally will vest no sooner than ratably over three years and normally will not be exercisable for at least one year after being granted. Options generally will be exercisable during a term of not more than ten years from the date of grant.

    In recognition of the exceptional performance of the Company as measured by shareholder returns during Mr. Barbakow's tenure as Chief Executive Officer of the Company and the belief that the continued success of the Company will be significantly enhanced by retaining Mr. Barbakow as Chief Executive Officer, Mr. Barbakow received a grant of non-qualified options for 900,000 shares of Tenet common stock under the SIP on June 1, 1996. As discussed more fully on page 24, in connection with this grant, Mr. Barbakow sent a Memorandum of Understanding to the Company in which he confirmed his intent to continue in his current position with the Company for a period of not less than two years. In addition, Mr. Barbakow acknowledged that Tenet does not intend to grant any additional options to him during fiscal 1997 or fiscal 1998. Each of the options has an exercise price of $21.625, which was the closing price of Tenet common stock on the first business day after the grant date (which was not a business day), and a term of 10 years. Although options under the SIP typically vest in equal portions over three years from the date of grant, the first two-thirds of these options vest on the second anniversary of the grant date, with the remaining one-third vesting on the third anniversary of the grant date. The compensation opportunity of this award to Mr. Barbakow was in the upper third of awards made to chief executive officers of the Company's peer companies and of other similarly-sized companies generally.

POLICY REGARDING ONE MILLION DOLLAR TAX DEDUCTION CAP

    The Internal Revenue Code generally provides that compensation in excess of $1,000,000 paid to "covered employees" as defined in Section 162(m) of the Code (the "Covered Employees") will not be deductible, unless such compensation is paid according to pre-established performance criteria approved in advance by the shareholders. Awards of options granted to date at fair market value under the Company's SIP and the proceeds thereof have not been subject to the $1,000,000 cap. In fiscal year 1994, the Company adopted the AIP, and in fiscal year 1995, the Company adopted the 1995 Stock Incentive Plan (the "1995 SIP") in order to ensure that future awards will continue to be deductible in light of
Section 162(m) of the Code.

    The Compensation Committee believes that the AIP and the 1995 SIP permit the Company to pay or make an award to a Covered Employee and deduct the compensation in excess of $1,000,000 from its federal income taxes in accordance with Section 162(m) of the Code. It is the intent of the Compensation Committee that the AIP, the 1995 SIP and certain awards thereunder satisfy, in the case of participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m). The amount available for awards under the AIP in any year shall be determined by the Compensation Committee.

    It is the Compensation Committee's policy to administer executive compensation such that compensation is a deductible expense as defined above, except where, in its judgment, the interests of the Company and its shareholders are better served by a different approach. A participant who is or may be a Covered Employee may receive an award under the AIP or the 1995 SIP or other compensation that is not a Code Section 162(m) award, but such award or other compensation may result in compensation that is not deductible by the Company for federal income tax purposes.

SUMMARY

    The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the healthcare industry. The Compensation Committee recognizes its responsibility to the Company's shareholders and intends to continue to establish and implement compensation policies that are consistent with competitive practice, are based on the Company's and the executives' performance and permit the Company to attract, motivate and retain executives who will lead the Company in providing quality healthcare to its patients, competitive returns for its shareholders and challenging employment opportunities for its employees.

    This Report has been provided by the Compensation and Stock Option Committee of the Board of Directors of the Company.

Bernice Bratter (Chair)

Maurice J. DeWald

Hon. Lester B. Korn.

                         COMMON STOCK PERFORMANCE GRAPH

    The following graph shows the cumulative, five-year total return for Tenet's common stock compared with the Standard & Poor's 500 Stock Index (which includes Tenet) and the Standard & Poor's Healthcare Composite Index (a group of 29 companies, including Tenet).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 TENET HEALTHCARE CORPORATION, S&P 500 INDEX AND S&P HEALTHCARE COMPOSITE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TENET HEALTHCARE CORPORATION    S&P 500 COMP LTD      S&P HEALTH CARE COMPOSITE
May-92                          $100.00                $100.00                      $100.00
May-93                           $68.99                $111.61                       $86.99
May-94                          $120.16                $115.36                       $85.78
May-95                          $121.98                $138.65                      $116.55
May-96                          $157.75                $178.08                      $166.21
May-97                          $201.90                $230.59                      $227.87

    The following graph shows the cumulative, four-year total return for Tenet's common stock compared with the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare Composite Index. The following graph is included because it reflects the Company's common stock performance during the four-year period beginning on June 1, 1993, when the Company's new senior management began managing the Company.

                COMPARISON OF FOUR YEAR CUMULATIVE TOTAL RETURN
 TENET HEALTHCARE CORPORATION, S&P 500 INDEX AND S&P HEALTHCARE COMPOSITE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TENET HEALTHCARE CORPORATION    S&P 500 COMP LTD      S&P HEALTH CARE COMPOSITE
May-93                          $100.00                $100.00                      $100.00
May-94                          $174.16                $103.36                       $98.61
May-95                          $176.81                $124.22                      $133.98
May-96                          $228.65                $159.55                      $191.07
May-97                          $292.65                $206.60                      $261.95

    Performance data assumes that $100.00 was invested on June 1, 1992 (or June 1, 1993 for the Four-Year Graph), in Tenet common stock and the two Standard & Poor's indices. The data assumes the reinvestment of all cash dividends, and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

                             EMPLOYMENT AGREEMENTS

MR. BARBAKOW

    Mr. Barbakow was elected President and Chief Executive Officer of the Company on June 1, 1993. On July 28, 1993, Mr. Barbakow was elected Chairman of the Board and relinquished the position of President to Michael H. Focht, Sr., who was elected President. Mr. Barbakow does not have a formal employment agreement, but the terms of his initial employment are set forth in letters dated May 26 and June 1, 1993, and a memorandum dated June 14, 1993 (the "1993 Correspondence"). The letters provide that his initial annual base salary was $850,000 and he will be entitled to participate in the Company's AIP, Long Term Incentive Plan (which no longer is in effect), pension and other benefit plans. In addition, he will receive the same type of fringe benefits and perquisites that are provided to other executive officers. A special-purpose committee of the Board retained a nationally-recognized compensation consulting firm to assist it in negotiating the terms of Mr. Barbakow's initial employment and received an opinion from that firm stating that the terms of his employment were fair and reasonable.

1996 MEMORANDA OF UNDERSTANDING

    In connection with a proposed June 1, 1996, grant of options to them, on May 21, 1996, each of Mr. Barbakow and Mr. Focht sent a Memorandum of Understanding (each a "Memorandum of Understanding") to the Company. Each confirms in his Memorandum of Understanding his intent to continue in his current position with the Company for a period of not less than two (2) years.

    On June 1, 1996, Mr. Barbakow received a grant of non-qualified options for 900,000 shares and Mr. Focht received a grant of non-qualified options for 450,000 shares of Tenet common stock (collectively, the "1996 Options") under the 1995 SIP. Each of the 1996 Options has an exercise price of $21.625, which was the closing price of Tenet common stock on the first business day after the grant date (which was not a business day), and a term of ten years. Although options under the 1995 SIP typically vest in equal portions over three years from the date of grant, the first two-thirds of the 1996 Options vest on the second anniversary of the grant date, with the remaining one-third vesting on the third anniversary of the grant date.

    Mr. Barbakow and Mr. Focht each acknowledged in his Memorandum of Understanding that in the event he voluntarily terminates his employment prior to June 1, 1998, he will not be entitled to any of the 1996 Options. Voluntary termination does not include involuntary termination of employment without cause at any time after a "Change of Control" (as such term is defined in the 1995 SIP, which definition is set forth below). Mr. Barbakow and Mr. Focht each further acknowledged in his Memorandum of Understanding that Tenet does not intend to grant any additional options to him during fiscal year 1997 or fiscal year 1998.

    Under the 1995 SIP, a "change of control" of the Company shall have occurred when a "Person" alone or together with its Affiliates and Associates (as defined in Rule 12b-2 of the Exchange Act), becomes the beneficial owner of 20% or more of the general voting power of the Company. "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding voting stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved by the Board prior to such transaction or series of transactions taking place.

SEVERANCE PROTECTION PLAN FOR EXECUTIVE OFFICERS

    In order to strengthen the Company's ability to attract, motivate and retain employees of training, experience and ability in light of the continuing consolidation within the healthcare industry, the Company adopted a Severance Protection Plan (the "Plan"), in which each of the named executive officers is a Participant (as defined below). Under the terms of the Plan, upon the occurrence of a Change of Control (as defined below) of the Company, all then unvested stock options held by each Participant (as defined below) in the Plan will become vested as of the date of such Change of Control. In addition, if a Participant is terminated for other than Cause (as defined below) or the Participant terminates for Good Reason (as defined below) within two years of the date of the occurrence of a Change of Control, the Participant will be entitled to a lump-sum payment equal to two times the sum of the Participant's then-current base salary plus the Participant's target award for the then-current fiscal year under the Company's Annual Incentive Plan ("AIP"); provided that such payment shall be less any salary continuation amounts payable under any other severance agreement or severance policy of the Company. The Participant also will receive an additional pro-rated award (the "Pro-Rata Bonus") under the AIP for the then-current fiscal year calculated by multiplying
(x) the number of months including partial months elapsed for that fiscal year divided by 12 by (y) an amount equal to not less than the Participant's target award for the then-current fiscal year. Furthermore, the Participant will be permitted to continue to receive benefits under the Company's (or its successor's) health care plan until the Participant reaches age 65 or is employed by another employer offering health care coverage to the Participant for the same cost to the Participant as the Participant was paying while employed by the Company (subject to adjustment based on the consumer price index).

    The total payments that are deemed to be contingent upon a Change of Control in accordance with the rules set forth in Section 280g of the Code, when added to the present value of all other payments that are payable to the Participant and are contingent upon a Change of Control, may not exceed an amount equal to two hundred and ninety-nine percent (299%) of the Participant's "base amount" as that term is defined in Section 280g of the Code and applicable regulations. The Pro Rata Bonus is not subject to this limit. Participants also are entitled to reimbursement for reasonable legal fees, if any, necessary to enforce payment of benefits under the Plan.

    For purposes of the Plan, the following terms have the following meanings:

        (A) A "Participant" is any individual designated as a participant in the Plan by the Compensation and Stock Option Committee of the Board of Directors of the Company.

        (B) "Cause" shall mean the willful, substantial, continued and unjustified refusal of the Participant to perform the duties of his or her office to the extent of his or her ability to do so; any conduct on the part of the Participant which constitutes a breach of any statutory or common law duty of loyalty to the Company; or any illegal or publicly immoral act by the Participant which materially and adversely affects the business of the Company.

        (C) A "Change in Control" of the Company shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner directly or indirectly of securities of the Company representing 20% or more of the combined Voting Stock of the Company or; (ii) individuals who, as of April 1, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that (a) any individual who becomes a director of the Company subsequent to April 1, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board and (b) no individual who was elected initially (after April 1, 1994) as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board.

        (D) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        (E) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, together with all Affiliates and Associates of such Person, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan.

        (F) "Voting Stock" with respect to a corporation shall mean shares of that corporation's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

        (G) A voluntary termination for "Good Reason" shall mean a voluntary termination following: (i) material downward change in the functions, duties, or responsibilities which reduce the rank or position of the Participant; (ii) a reduction in the Participant's annual base salary; (iii) a material reduction in the Participant's annual incentive plan award other than for financial performance as it broadly applies to all similarly situated Participants in the same plan; (iv) a material reduction in the Participant's retirement or supplemental retirement benefits that does not broadly apply to all Participants in the same plan; or (v) transfer of the Participant's office to a location that is more than fifty (50) miles from the Participant's current principal office location.

RELOCATION SEVERANCE AGREEMENTS

    In order to induce them to remain with the Company and relocate in connection with the relocation of the Company's corporate headquarters, Messrs. Brown, Fetter and Mathiasen are entitled to certain benefits under an agreement related to the fiscal year 1996 relocation of the Company's headquarters. If any of those employees' employment is involuntarily terminated other than for "cause" (as defined below), (i) he will receive 24 months of salary and benefits continuation along with re-employment assistance, (ii) any stock options that have been granted to him and have vested prior to such termination or during any period of salary continuation will continue to be exercisable up until ninety
(90) days after the end of the salary continuation period, unless by their terms the options expire sooner, (iii) he may elect to have the Company move him back to the location of his residence prior to his having relocated, and (iv) if he elects to move back, the Company will assist with the sale of his new home. If any of Messrs. Brown, Fetter or Mathiasen is involuntarily terminated as a result of a Change of Control (as defined in the Severance Protection Plan discussed above) of the Company, he will not be eligible for the 24 months of salary and benefits continuation discussed under item (i) above to the extent that he receives a lump-sum payment under the Severance Protection Plan discussed above.

    No termination benefits will be payable to Mr. Brown, Fetter or Mathiasen if he voluntarily terminates his employment or his employment is terminated for cause. Furthermore, if any of them voluntarily terminates his employment with Tenet within 24 months of his relocation, any amount paid to him as relocation benefits will be considered a loan that must be repaid, with the loan amount to be repaid being reduced 1/24th for each month he is employed within the initial 24-month period following the relocation.

    As used in the relocation agreement, the term "cause" shall include, but shall not be limited to, dishonesty, fraud, willful misconduct, self-dealing or violations of the Tenet Standards of Conduct, breach of fiduciary duty (whether or not involving personal profit), failure, neglect or refusal to perform his duties in any material respect, violation of law (except traffic violations or similar minor infractions), material violation of Tenet's human resources or other policies, or any material breach of the agreement; provided, however, that a failure to achieve or meet business objectives as defined by the Company shall not be considered "cause" so long as the employee has devoted his best and good faith efforts and full attention to the achievement of those business objectives.

                      SHARES OWNED BY CERTAIN SHAREHOLDERS

    As shown in the table below, as of June 30, 1997, Oppenheimer Capital was the beneficial owner of 10.6% of the Company's common stock, and FMR Corp. was the beneficial owner of 11.2% of the Company's common stock. No other person is known by the Company to beneficially own more than 5% of its outstanding common stock.

                                                  AMOUNT AND NATURE OF           PERCENT OF
NAME AND ADDRESS                                  BENEFICIAL OWNERSHIP              CLASS
-----------------------------------------  ----------------------------------  ---------------
Oppenheimer Capital .....................     32,111,388 shares held directly         10.6%
  200 Liberty Street
  New York, NY 10281

FMR Corp. ...............................     34,111,460 shares held directly         11.2%
  82 Devonshire Street
  Boston, MA 02109

2. AMENDMENT TO THE 1994 DIRECTORS STOCK OPTION PLAN

    On March 26, 1997, the Board approved the First Amendment (the "Amendment") to the DSOP increasing (i) the initial grant of options, and (ii) the annual grant of options under the DSOP from 5,000 options to 7,500 options. If approved by the shareholders, the Amendment will become effective. The Company believes the Amendment is necessary in order to continue to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience, and ability, and by encouraging the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth. The primary features of the DSOP as amended by the Amendment (the "Amended DSOP") are summarized below. The summary is qualified by, and subject to the provisions of the Amended DSOP, a copy of which is attached as EXHIBIT A and should be referred to for a complete statement of the terms of the Amended DSOP.

ADMINISTRATION

    The Amended DSOP is administered by the Compensation Committee, which is composed of non-employee directors who are eligible to participate in the Amended DSOP. The Compensation Committee shall have the power to interpret the Amended DSOP, and subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the DSOP's administration. All action taken by the Compensation Committee in the administration and interpretation of the Amended DSOP shall be final and binding upon all parties. No member of the Compensation Committee will be liable for any action or determination made in good faith by the Compensation Committee with respect to the Amended DSOP or any option. The Board will have the power, in its discretion, to amend, suspend, or terminate the Amended DSOP at any time, subject to the approval of the shareholders if and to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act. The Board may not, however, amend the eligibility requirements or the granting schedule more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder. Furthermore, no amendment, suspension or termination of the Amended DSOP may alter, terminate, impair or adversely affect any rights or obligations under any option previously granted without the consent of the holder.

ELIGIBILITY AND GRANTS

    Only non-employee directors of the Company are eligible to participate in the Amended DSOP. Such non-employee directors are not eligible to receive new awards in the SIP. Following the Annual Meeting, eight non-employee directors will be participants in the Amended DSOP. Participants will be granted options to acquire 7,500 shares of common stock of the Company on the last Thursday of January of each year. In addition, upon initial election to the Board, a non-employee director will be granted options to acquire 7,500 shares of common stock on the last Thursday of the month of such directors' election to the Board. Subject to certain adjustment provisions described in the Amended DSOP, the aggregate number of shares of common stock that may be acquired upon the exercise of options under the Amended DSOP is 500,000. The closing price of the Company's common stock on August 25, 1997 was $28.375.

OPTION TERMS AND CONDITIONS

    The maximum term of an option is 10 years from the date of grant. The option will be exercisable one year from the date of grant. The exercise price will be the fair market value of a share of common stock on the date of grant. The exercise price may be paid (i) in cash, or, (ii) with the consent of the Compensation Committee in its sole discretion, and if otherwise legally permitted, by delivering to the Company shares of common stock owned by the holder of the option for at least six months, with a fair market value on the relevant exercise date equal to the exercise price, (iii) with the consent of the Compensation Committee in its sole discretion, by a promissory note secured by such number of shares of common stock determined by the Compensation Committee bearing interest at a rate determined by the Compensation Committee, or (iv) by a combination of any of the above.

    Each option will expire at the time a non-employee director ceases to be a non-employee director, except as described below. If a non-employee director is terminated other than for cause (as determined solely by the Company), or if a director is nominated but not reelected by the shareholders, then the option will expire one year after the date of termination unless during such one year period, the non-employee director dies or becomes permanently and totally disabled in which case the option will expire one year after the date of death or permanent and total disability. If the non-employee Director retires at the Company's normal retirement age (59 1/2) or earlier with the consent of the Compensation Committee, then the option will expire five years after the date of retirement, unless during such five-year period, the non-employee director dies or becomes permanently and totally disabled, in which case the option will expire upon the later of five years after retirement or one year after the date of death or permanent and total disability. If the non-employee director dies or becomes permanently and totally disabled while serving as a non-employee director, then the option will expire five years after the date of death or permanent and total disability. Notwithstanding anything above to the contrary, the maximum term of an option is 10 years from the date of grant.

    No option or right under the Amended DSOP will be assignable or subject to any encumbrance, pledge or charge of any nature except (i) with the written consent of the Compensation Committee, (ii) transfer or assignment in favor of the Company, and (iii) under such rules as the Compensation Committee may establish pursuant to the terms of the Amended DSOP. Furthermore, no option or right under the Amended DSOP is transferable by a holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules thereunder. The designation by a holder of a beneficiary is not a transfer, assignment, encumbrance, pledge or change of any nature.

DURATION

    Unless the Amended DSOP is previously terminated, the Amended DSOP will terminate on January 26, 2004, except with respect to options then outstanding.

ADJUSTMENT

    If the outstanding shares of common stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities, through merger, consolidation, spin-off, the sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock, or other securities, then an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares covered by the Amended DSOP and (ii) the number and kind of shares of other securities subject to, and the exercise price of, then outstanding options. Notwithstanding the above, upon dissolution, liquidation, reorganization, merger or consolidation involving the Company as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company, all options then outstanding under the Amended DSOP will be deemed fully vested unless provisions are made in connection with such transactions for the continuance of the Amended DSOP or the assumption or substitution of such options with new options of the surviving corporation.

    In addition, upon the occurrence of a "Change of Control" of the Company or in the event that any Person makes a filing with respect to the Company under Sections 13(d) or 14(d) of the Exchange Act, all options then outstanding under the Amended DSOP will be fully vested and the restrictions upon exercise will immediately cease.

    For purposes of the Amended DSOP the following terms have the following meanings:

    (A) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

    (B) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

    (C) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

    (D) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

FEDERAL TAX CONSEQUENCES

    A non-employee director who receives an option under the Amended DSOP will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that an option is exercised, the non-employee director will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares purchased over (b) the exercise price paid for such shares. The Company will be entitled to a deduction in an amount equal to the amount includable in the income of the non-employee director, in the taxable year in which the non-employee director is required to recognize the income.

NEW PLAN BENEFITS

    No New Plan Benefits Table is provided herein with respect to the Amended DSOP because, as described on page 28, the only people eligible to receive grants under the plan are the non-employee directors of the Company (each of whom is eligible to receive 7,500 options each year).

    Approval of the Amended DSOP requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. Shares voted for the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be counted as present at the Annual Meeting. If the shareholders do not approve the Amended DSOP, the former DSOP will remain in effect.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1994 DIRECTORS STOCK OPTION PLAN

3. 1997 ANNUAL INCENTIVE PLAN

    The Board of Directors approved the 1997 Annual Incentive Plan (the "1997 AIP") on July 30, 1997, upon the recommendation of the Compensation Committee. If approved by the shareholders, the 1997 AIP will replace the 1994 Annual Incentive Plan (the "1994 AIP"). The purpose of the 1997 AIP is to enhance shareholder value and promote the attainment of significant business objectives of the Company by basing a portion of an employee's compensation on the performance of such employee, his or her business unit and/or the Company.

    The primary difference between the 1997 AIP and the 1994 AIP is that the 1997 AIP specifically authorizes awards based on the principles of Economic Value Added ("EVA"). EVA is a registered trademark of Stern Stewart & Co. The purpose of awards based on EVA is to provide key employees a financial reward directly related to an increase in the value of the Company to its shareholders. In general terms, EVA is the difference between the return on total capital invested in a business or project and the cost of such capital invested.

    Effective for compensation otherwise deductible in taxable years beginning after December 31, 1993, Section 162(m) of the Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally precludes a publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million paid to Covered Employees (as defined in the 1997 AIP). Exceptions are made for, among other things, qualified performance-based compensation. It is the intent of the Company that the 1997 AIP and Code Section 162(m) Awards (as defined in the 1997 AIP) thereunder satisfy, in the case of participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m). A participant who is or may be a Covered Employee nevertheless may receive an award under the 1997 AIP that is not a Code Section 162(m) Award, which award may result in compensation that is not deductible by the Company for federal income tax purposes. The Company believes that the 1997 AIP will permit the Company to pay Code Section 162(m) Awards to Covered Employees and still deduct the compensation in excess of $1,000,000 from its federal income taxes in accordance with Section 162(m) of the Code.

    The primary features of the 1997 AIP are summarized below. The summary is qualified by, and subject to, the provisions of the 1997 AIP, a copy of which is attached as EXHIBIT B and should be referred to for a complete statement of the terms of the 1997 AIP.

ADMINISTRATION

    The 1997 AIP is administered by the Compensation Committee, which is composed of non-employee directors who are not eligible to participate in the 1997 AIP.

ELIGIBILITY

    Any key employee of the Company who the Compensation Committee determines, in its discretion, is responsible for producing profits for the Company or otherwise has a significant effect on the operations of the Company is eligible to participate in the 1997 AIP. The Compensation Committee determines who is to be treated as a Covered Employee. Approximately 785 employees currently are eligible to participate in the 1997 AIP. Two of those employees currently are Covered Employees.

DETERMINATION OF AWARDS

    Each year the Compensation Committee will establish one or more criteria to measure performance (a "Performance Criteria" or the "Performance Criteria"), set the annual performance objectives ("Performance Goals") with respect to such Performance Criteria for the Company, a business unit(s) or an individual, the weightings to be given to the Performance Criteria and Performance Goals, designate whether an award will be a Code Section 162(m) Award, set the Target Awards and in the case of Growth Awards (as defined below), determine the Growth Award Percentage(s) (as defined below).

    In the case of a Code Section 162(m) Award, the Performance Criteria will be limited to one or more of the following performance measures, each of which may be adjusted by the Compensation Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criteria for the relevant award agreement:

        a. Income, either before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes.

        b. Return on average equity, which shall be income calculated in accordance with clause a. above, divided by average shareholders' equity calculated on a monthly basis.

        c. Basic or diluted earnings per share of common stock, which shall be income calculated in accordance with clause a. above, divided by (i) in the case of basic earnings per share, the weighted average number of shares, and (ii) in the case of diluted earnings per share, the weighted average number of shares and share equivalents of common stock.

        d. Net cash provided by operating activities based upon income calculated in accordance with clause a. above.

        e. Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company.

        f.  Operating Income.

        g.  Operating Income Growth.

        h.  EVA Growth.

        i.  EVA.

    Awards that are not Code Section 162(m) Awards may be based not only on the foregoing Performance Criteria, but also on any other criteria related to performance selected by the Compensation Committee.

    For purposes of the 1997 AIP, the following terms have the following meanings:

        "EVA" means economic value added. EVA is calculated as (i) Operating Income adjusted by one or more of the following: (a) goodwill amortization, (b) the interest component of operating lease expense, (c) investment earnings and equity in earnings of unconsolidated affiliates, and (d) the imputed income tax effect, minus (ii) the product of (a) capital, calculated as the total of one or more of the following: (1) net working capital related to operations, (2) net property and equipment related to operations, (3) the capitalized value of operating leases, and (4) other operating assets, and (b) the Company's weighted average cost of capital; provided, however, that both (i) and (ii) above may be adjusted to exclude the before-tax or after-tax effects of all acquisitions and dispositions of, investments in and construction of health care facilities and other assets with a value of over $3 million (after taking into account any assumed debt or other obligations) for the Year or other measurement period in which such facility or asset is acquired or disposed of, such investment is made or such construction is completed and to exclude the effects of all material non-recurring items; provided, further, that for awards other than Code Section 162(m) Awards, the Committee from time to time may make certain adjustments to either or both of (i) and (ii) above.

    "EVA Growth" means the increase or decrease in EVA from one measurement period to another.

    "Growth Award" means an award based on Operating Income Growth, EVA Growth or growth in any other Performance Criterion listed above.

    "Growth Award Percentage" means the percentage established for a participant for each Year or measurement period for which such participant is eligible for a Growth Award.

    "Operating Income" means (i) operating income from continuing operations, or
(ii) net operating revenues after operating expenses, in either case based on income calculated in accordance with clause a. above.

    "Operating Income Growth" means the increase or decrease in Operating Income from one measurement period to another.

    "Target Award" means for an award other than a Growth Award to a participant, the amount, which may be expressed as a dollar amount or as a percentage of the participant's salary, payable to a participant when actual performance with respect to Performance Criteria equals or falls within the range of the performance identified by the Compensation Committee as target performance for such Performance Criteria.

    For awards other than Growth Awards, the Compensation Committee will establish an award schedule for each award for each participant setting forth the percentage of the Target Award for such participant payable at specified levels of performance, based on the Performance Goal for each of the Performance Criteria and the weighting established for such criteria.

    For Growth Awards, the Compensation Committee will establish an award schedule for each Growth Award for each participant for each measurement period. The award schedule will state that such participant will be paid for the relevant measurement period an amount calculated by multiplying (A) such participant's Growth Award Percentage by (B) the applicable growth achieved by the Company and/or business unit during the measurement period.

    A participant who is or may be a Covered Employee may receive a Code Section 162(m) Award and/ or an award that is not a Code Section 162(m) Award. All of the determinations required to be made by the Compensation Committee with respect to an award that is intended to be a Code Section 162(m) Award will be made in a timely manner, as required by Code Section 162(m). Each Code Section 162(m) Award shall be evidenced by an award agreement setting forth the award schedule and such other terms and conditions applicable to the award, as determined by the Compensation Committee, not inconsistent with the terms of the 1997 AIP. Before any Code Section 162(m) Award is paid, the Compensation Committee shall certify that the Performance Criteria and any other material terms of such award have been satisfied.

    For Fiscal Year 1998, the Compensation Committee has determined that the Performance Criteria for Code Section 162(m) Awards will be diluted earnings per share from continuing operations, patient satisfaction (measured by patient satisfaction at the Company's hospitals, by patient outcomes at the Company's rehabilitation facilities and by quality management audits at the Company's psychiatric facilities), Operating Income Growth and EVA and that payment of awards will be subject to satisfying a return on average equity threshold.

    All determinations regarding the achievement of Performance Goals and the determination of actual Code Section 162(m) Awards will be made by the Compensation Committee. With respect to a Code Section 162(m) Award, the Compensation Committee may in its sole discretion decrease, but not increase, the amount of the award that otherwise would be payable.

AMOUNT AVAILABLE AND MAXIMUM INDIVIDUAL AWARDS

    The amount available for payment of awards in any year or any other measurement period shall be determined by the Compensation Committee. The aggregate maximum amount that may be paid to a Covered Employee during a year with respect to all awards under the 1997 AIP is $2,000,000. Under the 1994 AIP, the aggregate maximum that may be paid to a Covered Employee during any year is $1,500,000.

FORM AND PAYMENT OF AWARDS

    Except for Growth Awards or for other awards if a different payment schedule is determined by the Compensation Committee at the time the award is made (in which case the Compensation Committee shall specify at the time the award is made the payment schedule for such award), awards under the 1997 AIP for a particular year shall be paid in cash as soon as practicable after the end of that year. Growth Awards under the 1997 AIP for a particular year or other measurement period shall be paid according to a payment schedule determined by the Compensation Committee. The payment schedule determined by the Compensation Committee for a Growth Award may require that all or a portion of the amount that otherwise would be paid shall be held in an account and paid in the future, if at all, according to terms and conditions, including future financial performance or growth, and according to a timetable, determined by the Compensation Committee. Amounts so held may be credited with interest at a rate determined by the Compensation Committee from time to time.

TERMINATION OF EMPLOYMENT

    Unless the Compensation Committee determines otherwise, an employee must be actively employed by the Company on the date the amount payable with respect to his or her award agreement is determined by the Compensation Committee in order to be entitled to payment of any award for the year or other measurement period, including any amount from prior years held for payment in that year or future years. An employee may receive a partial award as determined by the Compensation Committee.

AMENDMENT OR TERMINATION OF THE 1997 AIP

    The Board may at any time amend, suspend or discontinue the 1997 AIP, in whole or in part. The Committee may at any time alter or amend any or all award agreements under the 1997 AIP to the extent permitted by law. No such action may, however, without approval of the shareholders of the Company, be effective with respect to any Code Section 162(m) Award to any Covered Employee if such approval is required by Code Section 162(m)(4)(C).

NEW PLAN BENEFITS

    It is not possible to determine at this time the awards that will be payable under the 1997 AIP for fiscal year 1998 performance. The table below sets forth the Target Awards payable for fiscal year 1998 performance to the named executive officers, all current executive officers as a group (the "Executive

Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group") under the 1997 AIP. Actual awards payable may be higher or lower depending on the performance of the Company.

                             ANNUAL INCENTIVE PLAN

NAME                                                                              DOLLAR VALUE
--------------------------------------------------------------------------------  ------------
Barbakow........................................................................  $  1,164,941
Focht...........................................................................  $    720,524
Fetter..........................................................................              (1)
Mathiasen.......................................................................              (1)
Brown...........................................................................              (1)
Executive Group.................................................................              (1)
Non-Executive Director Group (2)................................................             0
Employee Group..................................................................              (1)

------------------------

(1) Amounts are not determinable because the award criteria and related targets for fiscal year 1998 performance have not been determined for any executive officer other than Covered Employees. For information purposes, the amounts received under the 1994 AIP for the named executive officers for fiscal year 1997 are included in the Summary Compensation Table on page 11. The amounts received under the 1994 AIP by the Executive Group and the Employee Group for fiscal year 1997 were $3,164,982 and $37,826,547, respectively.

(2) Non-employee directors were not eligible to participate in the 1994 AIP and will not be eligible to participate in the 1997 AIP.

    Approval of the 1997 AIP requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. Shares voted for the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be counted as present at the Annual Meeting. If the shareholders do not approve the 1997 AIP, the 1994 AIP will remain in effect.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1997 ANNUAL INCENTIVE PLAN.

4. AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

    The 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company the opportunity to purchase the Company's stock at a discount. The Purchase Plan was approved by the Board on August 11, 1995, and by the Company's shareholders on September 27, 1995.

    The Purchase Plan originally had 2,000,000 shares available for purchase by employees. Of the 2,000,000 shares originally available for purchase under the Purchase Plan, approximately 1,200,000 shares remain. As a result of the acquisition of OrNda, the number of the Company's employees increased from approximately 65,000 to approximately 105,000. Consequently, the Company desires to enter into the First Amendment (the "Amendment") to the Purchase Plan to increase the number of shares available for purchase by employees under the Purchase Plan by 3,000,000 shares. Without the Amendment, depending on the degree of employee participation, the Company will have to suspend or terminate the Purchase Plan in the next year or shortly thereafter.

    The Board approved the Amendment on July 30, 1997, subject to the approval of the Company's shareholders. If the Amendment is approved by the Company's shareholders, there will be approximately 4,200,000 shares of Tenet stock remaining available for purchase by employees under the amended Purchase Plan (the "Amended Purchase Plan").

    The purpose of the Amended Purchase Plan is to enhance shareholder value and promote the attainment of significant business objectives of the Company by allowing employees to purchase the Company's stock at a discount, thereby giving the employees an interest in common with that of the shareholders.

    The primary features of the Amended Purchase Plan are summarized below. The summary is qualified by, and subject to, the provisions of the Amended Purchase Plan, a copy of which is attached as EXHIBIT C and should be referred to for a complete statement of the terms of the Amended Purchase Plan.

ADMINISTRATION

    The Amended Purchase Plan is administered by the Compensation Committee, which is composed of non-employee directors who are not eligible to participate in the Amended Purchase Plan.

ELIGIBILITY

    Any employee of the Company or any subsidiary designated by the Committee who customarily works at least 20 hours per week and six months per year is eligible to participate in the Amended Purchase Plan after having worked for the Company for six months. Approximately 80,000 employees currently are eligible to participate in the Amended Purchase Plan. Non-employee directors of the Company are not eligible to participate in the Amended Purchase Plan.

OPERATION OF THE PURCHASE PLAN

    Each employee eligible to participate in the Amended Purchase Plan will be granted an option to contribute between one and 10 percent of the employee's compensation towards the purchase of the Company's common stock at a purchase price for each three-month purchase period (a "Purchase Period") equal to the lower of (x) 85% of the fair market value of a share of the Company's common stock on the first day of the Purchase Period, and (y) 85% of the fair market value of a share of the Company's common stock on the last day of the Purchase Period. Fair market value is defined in the Amended Purchase Plan as the closing price of the Company's common stock on the relevant date. The amount to be contributed by a participant will be deducted from each paycheck, held for the participant during a Purchase Period and applied towards the purchase of the Company's common stock on the last day of the Purchase Period. Unless otherwise determined by the Compensation Committee, amounts held for a participant during a Purchase Period will not bear interest. A participant may change the percentage of his or her compensation to be contributed for any given purchase period prior to the beginning of that period and may elect not to participate with respect to one or more plan periods, but then must wait until the next calendar year before participating again. In addition, participants who are reporting persons under Section 16 of the Securities Exchange Act of 1934 and who choose to withdraw from participation in the Amended Purchase Plan must wait at least six months after withdrawing before electing to participate again in the Amended Purchase Plan. The Company will bear the costs of administration of the Amended Purchase Plan, including any fees, costs and expenses relating to the purchase of shares. The employee will be responsible for all fees, costs and expenses due upon the sale of any shares purchased under the Amended Purchase Plan. No fractional shares will be purchased under the Amended Purchase Plan. Amounts that otherwise would have been applied to the purchase of fractional shares will continue to be held for the participant and be applied towards the purchase of shares on the last day of the next Purchase Period.

RESTRICTIONS ON PURCHASE

    No employee will have the right to purchase stock under the Amended Purchase Plan if (a) immediately after acquiring the right to purchase stock the employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary (taking into account all stock the ownership of which would be attributable to the employee under applicable provisions of the Code), (b) such right would permit the employee's right to purchase stock under the Amended Purchase Plan and any other stock purchase plans of the Company and its subsidiaries in effect from time to time to exceed $25,000 of fair market value of such stock (determined as of the first day of each Purchase Period) for each calendar year, or (c) such right which would permit the employee to purchase more than 4,000 shares (or such other number of shares as may be determined in advance for any Purchase Period by the Compensation Committee) of common stock in any Purchase Period.

NUMBER OF SHARES AVAILABLE

    The number of shares remaining available for purchase under the Purchase Plan is approximately 1,200,000 and under the Amended Purchase Plan is approximately 4,200,000. Such shares may be treasury shares, shares purchased on the open market, newly issued shares reserved for issuance under the Purchase Plan or any combination thereof. Shares purchased for a participant will be held for the participant unless a participant requests that a certificate be issued for such shares. The participant will have the right to vote shares held for the participant's account. Any cash dividends paid with respect to shares of stock held for the account of a participant will be, as determined by the Compensation Committee on a uniform basis for all participants, either (i) distributed to the participant, or (ii) credited to the participant's account and used to purchase additional shares of stock under the Amended Purchase Plan at the end of the next Purchase Period. The closing price of the Company's common stock on August 25, 1997 was $28.375 per share.

TERMINATION OF EMPLOYMENT

    Upon a participant's termination of employment, all contributions to the participant's account will cease and the participant will receive the cash balance remaining in the participant's account and may request a certificate or certificates evidencing the stock purchased by the participant. If a participant shall retire, become permanently disabled or die, contributions to the participant's account will cease and the participant or the participant's representative may elect to withdraw the remaining cash balance or to have the remaining cash balance applied to the purchase of stock on the last day of the Purchase Period.

BASIC FEDERAL TAX CONSEQUENCES

    No federal income tax will be recognized by the participant upon the grant of the option to purchase stock or upon the purchase of the stock under the Amended Purchase Plan. If a participant disposes of stock purchased under the Amended Purchase Plan within two years from the first day of the Purchase Period during which such stock was purchased, at the time of disposition the participant will recognize (a) ordinary income equal to the fair market value of the stock on the day it was purchased less the amount paid for the shares, and
(b) a capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (a) above) and the amount realized upon the disposition of the stock. If the participant holds the stock for more than 18 months, the capital gain or loss will be a long-term capital gain or loss. The Company generally will be entitled to a deduction in the amount of the ordinary income on which the participant is taxed under subparagraph (a) above. A participant must notify the Company if the participant disposes of any stock purchased under the Purchase Plan within two years from the first day of the Purchase Period during which such stock was purchased.

    If a participant disposes of stock purchased under the Amended Purchase Plan more than two years from the first day of the Purchase Period during which such stock was purchased, at the time of the disposition the participant will recognize ordinary income equal to the lesser of (x) the excess of the fair market value of the stock on the date of disposition over the amount paid for such stock, and (y) 15% of the fair market value of such stock at the beginning of the Purchase Period in which the stock was purchased. In addition, the participant will recognize a long-term capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (x) above) and the amount realized upon the disposition of the stock. The Company will not be entitled to any deduction.

AMENDMENT OR TERMINATION OF THE PURCHASE PLAN

    The Board at any time may amend, suspend or discontinue the Amended Purchase Plan, in whole or in part.

NEW PLAN BENEFITS

    It is not possible at this time to determine the dollar value of benefits available under the Amended Purchase Plan for fiscal year 1998 because neither the participation level for the employees nor the Company's stock price is known at this time. For informational purposes, the table below sets forth the aggregate of the dollar values of the excess of the fair market values of the stock on the last day of each Purchase Period over the purchase price of stock that actually was paid during fiscal 1997 by the named executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group") under the Purchase Plan.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

NAME                                                                            DOLLAR VALUE
-----------------------------------------------------------------------------  ---------------
Barbakow.....................................................................                 (1)
Focht........................................................................                 (1)
Fetter.......................................................................  $      6,867.62
Mathiasen....................................................................                 (1)
Brown........................................................................  $      4,915.24
Executive Group..............................................................  $     11,782.86
Non-Executive Director Group (2).............................................  $             0
Employee Group...............................................................  $  2,202,098.24

------------------------

(1) Did not participate in the Purchase Plan during fiscal 1997.

(2) Non-employee directors are not eligible to participate in the Purchase Plan and will not be eligible to participate in the Amended Purchase Plan.

    Approval of the Amendment requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. Shares voted for the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be counted as present at the Annual Meeting. If the shareholders do not approve the Amendment, the Purchase Plan will remain in effect.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT.

5. RATIFICATION OF SELECTION OF AUDITORS
  SELECTION OF INDEPENDENT AUDITORS

    On the recommendation of the Audit Committee, the Board has selected KPMG Peat Marwick LLP to serve as independent auditors for the fiscal year ending May 31, 1998. KPMG Peat Marwick LLP is familiar with the operations of the Company and together with its predecessor organizations have been the Company's auditors since the Company's inception. The Audit Committee of the Board is satisfied with KPMG Peat Marwick LLP's reputation in the auditing field, its personnel, its professional qualifications and its independence.

    KPMG Peat Marwick LLP expects their representatives to attend the meeting to make a statement should they so desire and to respond to questions where appropriate.

SHAREHOLDER APPROVAL

    Ratification of the independent auditors by the shareholders requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election at the Annual Meeting, provided a quorum is present. Abstentions will count as no votes. Unless marked to the contrary, proxies will be voted "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's auditor. If a favorable vote is not obtained, other auditors will be selected by the Board.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Any proposals by security holders intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by April 28, 1998.

                                 MISCELLANEOUS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the Reporting Persons) to file certain reports on Forms 3, 4 and/or 5 describing ownership and changes in ownership in the Company's registered equity securities. Based solely on a review of the Forms 3, 4 and 5 furnished to the Company during and with respect to fiscal year 1997, and written representations from the Reporting Persons that no Forms 3, 4 and 5 were required, the Company believes that all filings required by Section 16(a) of the Exchange Act were made in a timely fashion except that one Form 4, reporting the acquisition of shares by the minor sons of Mr. Barbakow was not filed on a timely basis. The transaction was, however, reported on a Form 4 when the oversight was discovered.

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing Paul J. Russell, Vice President-Investor Relations, Tenet Healthcare Corporation, 3820 State Street, Santa Barbara, California, 93105, or by telephoning Tenet Investor Relations at (805) 563-6868.

                                          By Order of the Board of Directors
                                          Scott M. Brown
                                          SECRETARY

SANTA BARBARA, CALIFORNIA
AUGUST 26, 1997

                                                                       EXHIBIT A

                          TENET HEALTHCARE CORPORATION
                           FIRST AMENDED AND RESTATED
                        1994 DIRECTORS STOCK OPTION PLAN

1. PURPOSE OF PLAN.

    The purpose of the First Amended and Restated 1994 Directors Stock Option Plan of Tenet Healthcare Corporation is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and to encourage the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth.

2. DEFINITIONS.

    (a) "Board" means the Board of Directors of the Company.

    (b) "Committee" means the Compensation and Stock Option Committee of the Board as shall be appointed by the Board from time to time. The Committee shall consist of two or more members of the Board none of whom shall be Employees of the Company.

    (c) "Common Stock" means the $.075 par value Common Stock of the Company.

    (d) "Company" means Tenet Healthcare Corporation, a Nevada corporation.

    (e) "Director" means a member of the Board who is not an Employee.

    (f) "Employee" means any full-time employee of the Company, or of any of its present or future parent or subsidiary corporations.

    (g) "Fair Market Value" means the closing price of a share of Common Stock on the Composite Tape on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the Composite Tape on the next preceding date on which there were such sales.

    (h) "Participant" means each Director.

    (i) "Option" means a stock option that does not satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended.

    (j) "Plan" means the 1994 Directors Stock Option Plan as set forth herein, as amended from time to time.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to exercise of Options under the Plan is 500,000 shares of Common Stock. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

4. ADMINISTRATION OF THE PLAN.

    (a) The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.

    (b) All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

5. ELIGIBILITY.

    Only Directors shall be eligible to participate in the Plan. Prior to the termination of the Plan, each Director who is serving in such capacity on the Date of Grant (as hereinafter defined) automatically shall be granted, on the last Thursday of January of each year, an Option to acquire 7,500 shares of Common Stock. Each Director upon initial election to the Board automatically shall be granted an Option to acquire 7,500 shares of Common Stock on the last Thursday of the month of such Director's election to the Board. Initial election to the Board shall mean election to the Board by the Board or by the Shareholders of the Company, whichever first occurs. The date on which an Option is granted shall be the "Date of Grant" with respect to such Option. Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine.

6. TERMS AND CONDITIONS OF STOCK OPTIONS.

    (a) The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding any other provision to the contrary contained in the Plan, including without limitation, Sections 6(c)(i), (ii) and (iii), each Option will expire not later than ten years from the Date of Grant.

    (b) An option granted under the Plan may not be exercised for a period of one year after the Date of Grant. After such period, an Option may be exercised with respect to all shares of Common Stock covered thereby during its term as provided hereunder.

    (c) Subject to the provisions of Section 6(a), each Option will expire at the time the Participant ceases to be a Director, except as follows:

        (i) If the service of the Director is terminated by the Company other than for cause, for which the Company will be the sole judge, or if the Director is nominated but is not reelected by the shareholders of the Company, then the Option will expire one year after the date of termination.

        (ii) If the Director retires at the Company's normal retirement age as defined in its Retirement Savings Plan or retires with the consent of the Committee, the Option will expire five years after the date of termination.

        (iii) If the Director dies or becomes permanently and totally disabled while serving in such capacity, the Option will expire five years after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the one-year period referred to in subparagraph (i) above, the Option will expire one year after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the five-year period referred to in subparagraph (ii) above, the Option will expire upon the later of five years after retirement or one year after the date of death or permanent and totally disability.

    (d) Upon the exercise of an Option, the exercise price will be payable in full (i) in cash; or, (ii) with the consent of the Committee in its sole discretion, (A) by the assignment and delivery to the Company of shares of Common Stock, owned by the holder of the Option for at least six months, with a Fair Market Value on the relevant exercise date equal to the exercise price, (B) by execution and delivery of a promissory note, secured by such number of shares of Common Stock determined by the Committee, bearing interest at a rate determined by the Committee, or (C) by a combination of any of the above. No payment by an assignment of shares or by a promissory note or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

7. ADJUSTMENT PROVISIONS.

    (a) Subject to Section 7(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin-off, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 and Section 5 and
(ii) the number and kind of shares or other securities subject to, and the purchase price in, then-outstanding Options.

    (b) Despite the provisions of Section 7(a), upon dissolution, or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Options then outstanding under the Plan will be fully vested and the restrictions upon exercise in Section 6(b) will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan, the assumption or the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

    (c) Adjustments under Section 7(a) and 7(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

    (d) Upon the occurrence of a "Change of Control" of the Company or in the event that any Person makes a filing with respect to the Company under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all Options then outstanding under the Plan will be fully vested and the restrictions upon exercise in Section 6(b) will immediately cease.

For purposes of this Section 7(d) the following definitions shall apply:

        (i) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

        (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        (iii) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

        (iv) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

8. GENERAL PROVISIONS.

    (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant in accordance with the By-Laws.

    (b) No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

    (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

    (d) No Option and no right under the Plan, contingent or otherwise, will be transferrable or assignable or subject to any encumbrance, pledge or charge of any nature except (i) with the written consent of the Committee, (ii) a transfer or assignment in favor of the Company, and (iii) under such rules and regulations as the Committee may establish pursuant to the terms of the Plan.

    (e) No Option and no right under the Plan, contingent or otherwise, will be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation of a beneficiary by a Participant does not constitute a transfer.

9. AMENDMENT AND TERMINATION.

    (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject to approval of the shareholders of the Company if and to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act.

    (b) No amendment, suspension or termination of the Plan will, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

    (c) Notwithstanding the provisions of Section 9(a), the Board may not amend the provisions of Section 5 or the definition of Director in Section 2 more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

10. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

    This amended Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote on the subject at the 1997 Annual Meeting of Shareholders of the Company. Unless the Plan is previously terminated, the Plan will terminate on January 26, 2004, except with respect to Options then outstanding.

                                                                       EXHIBIT B

                           1997 ANNUAL INCENTIVE PLAN
                                       OF
                          TENET HEALTHCARE CORPORATION

    1. PURPOSE. The purpose of this 1997 Annual Incentive Plan (the "Plan") of Tenet Healthcare Corporation and its subsidiaries (the "Company") is to provide an incentive to enhance shareholder value and promote the attainment of significant business objectives of the Company by basing a portion of selected employees' compensation on the performance of such employee, the Company, and/or the employee's Business Unit (as defined below).

    2.  DEFINITIONS

    a. "Award Agreement" means the document setting forth the terms and conditions under which an award may be paid to a participant.

    b.  "Award Schedule" means the Award Schedule established pursuant to
Article 5.

    c.  "Board" means the Board of Directors of the Company.

    d. "Business Unit" means any division, group, subsidiary or other unit within the Company which is designated by the Committee to constitute a Business Unit.

    e. "Committee" means the Compensation and Stock Option Committee of the Board.

    f. "Code" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

    g. "Code Section 162(m) Award" means an award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.

    h.  "Covered Employee" means a Covered Employee within the meaning of Code
Section 162(m)(3) or is designated as a Covered Employee by the Committee.

    i. "EVA(1)" means economic value added. EVA is calculated as (i) Operating Income adjusted by one or more of the following: (a) goodwill amortization, (b) the interest component of operating lease expense, (c) investment earnings, (d) equity in earnings of unconsolidated affiliates, and (e) the imputed income tax effect, minus (ii) the product of (a) capital, calculated as the total of one or more of the following: (1) net working capital related to operations, (2) net property and equipment related to operations, (3) the capitalized value of operating leases, and (4) other operating assets, and (b) the Company's weighted average cost of capital; provided, however, that both (i) and (ii) above may be adjusted to exclude the before-tax or after-tax effects of all acquisitions and dispositions of, investments in, and construction of health care facilities and other assets with a value of over $3 million (after taking into account any assumed debt or other obligations) for the Year or other measurement period in which such facility or asset is acquired or disposed of, such investment is made or such construction is completed and to exclude the effects of all material non-recurring items; provided, further, that for awards other than Code Section 162(m) Awards, the Committee from time to time may make certain adjustments to either or both of (i) and (ii) above.

    j. "EVA Growth" means the increase or decrease in EVA from one measurement period to another.

    k.  "EVA Growth Award" means an award based on EVA Growth.

------------------------

(1) EVA is a registered trademark of Stern Stewart & Co.

    l. "Growth Award" means an award based on Operating Income Growth, EVA Growth or growth in any other Performance Criterion listed in Article 2.q.1.

    m. "Growth Award Percentage" means the percentage established for a participant for each Year or measurement period for which such participant is eligible for a Growth Award.

    n. "Operating Income" means (i) operating income from continuing operations, or (ii) net operating revenues after operating expenses, in either cased based on income calculated in accordance with Article 2.q.1.A.

    o. "Operating Income Growth" means the increase or decrease in Operating Income from one measurement period to another.

    p. "Operating Income Growth Award" means an award based on Operating Income Growth.

    q. "Performance Criterion" and "Performance Criteria" means any of the following performance measures, each of which may be adjusted by the Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criteria for the relevant Award Agreement:

        1. A. Income, either before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

           B. Return on average equity, which shall be income calculated in accordance with Article 2.q.1.A. above, divided by average shareholders' equity calculated on a monthly basis;

           C. Basic or diluted earnings per share of common stock, which shall be income calculated in accordance with Article 2.q.1.A. above, divided by (i) in the case of basic earnings per share, the weighted average number of shares, and (ii) in the case of diluted earnings per share, the weighted average number of shares and share equivalents of common stock;

           D. Net cash provided by operating activities based upon income calculated in accordance with Article 2.q.1.A. above;

           E. Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company;

           F.  Operating Income;

           G. Operating Income Growth;

           H. EVA Growth; or

           I.  EVA.

        2. Any other criteria related to performance, including the performance of one or more of the Business Units, individual performance or any other category of performance selected by the Committee.

    r. "Performance Goals" are the performance objectives with respect to Performance Criteria established by the Committee for the Company, a Business Unit or an individual for the purpose of determining whether, and the extent to which, payments will be made for that Year or other measurement period with respect to Award Agreements under the Plan.

    s. "Target Award" means for an award other than a Growth Award to a participant, the amount, which may be expressed as a dollar amount or as a percentage of the participant's salary, payable to a participant when actual performance with respect to Performance Criteria equals or falls within the range of the performance identified by the Committee as target performance for such Performance Criteria.

    t.  "Year" means the Company's fiscal year.

    3.  ADMINISTRATION.  The Plan shall be administered by the Committee.

    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Award Agreements or payments of awards under the Plan, whether or not any Award Agreements are the same or such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, Growth Award Percentages and Target Awards. Whenever the Plan refers to a determination being made by the Committee, it shall be deemed to mean a determination by the Committee in its sole discretion.

    It is the intent of the Company that this Plan and Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m), including the administration requirement of Code Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such an award for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed in this Article, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude a participant who is or may be a Covered Employee from receiving an award that is not a Code Section 162(m) Award.

    The Committee shall have the discretion, subject to the limitations described herein, including in Article 4 below relating to Code 162(m) Awards, to, among other actions, (a) determine the Plan participants; (b) determine who will be treated as a Covered Employee and designate whether an award will be a Code Section 162(m) Award; (c) determine the measurement period and establish a payment schedule for awards payable under each Award Agreement; (d) determine Performance Criteria, Performance Goals and Target Awards for each Year or other measurement period; (e) in the case of Growth Awards, determine the Growth Award Percentage or Growth Award Percentages for each participant for each such Year or other measurement period; (f) in the case of awards that are based on EVA, determine each of the elements of the definition of EVA, including, without limitation, (i) the interest component of operating lease expense referred to in
Article 2.i.(i)(b), (ii) the imputed income tax effect referred to in Article 2.i.(i)(e), (iii) how capital will be calculated, as referred to in Article 2.i.(ii)(a), (iv) the average weighted cost of capital referred to in Article 2.i.(ii)(b) and (v) whether to exclude the effects of acquisitions, divestitures, investments and construction projects with a value of over $3 million (after taking into account any assumed debt or other obligations) for the Year or other measurement period in which such acquisition, divestiture or investment occurs or such construction is completed and/or to exclude the effects of all material non-recurring items; (g) determine how Income and Operating Income will be calculated; (h) establish an Award Schedule; (i) determine whether the Performance Criteria will be adjusted for the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criteria for the relevant Award Agreement; (j) establish performance thresholds for the payment of any awards; (k) determine whether and to what extent the Performance Goals have been met or exceeded; (l) make discretionary payments of awards as may be appropriate in order to assure the proper motivation and retention of personnel and attainment of business goals; (m) make adjustments to Performance Criteria, Performance Goals, thresholds and Growth Award Percentages; and (n) determine the total amount of funds available for distribution as payments of awards with respect to each Year or other measurement period. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any action taken or determination made by the Committee shall be conclusive on all parties. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

    4. CODE SECTION 162(M) AWARDS. A participant who is or may be a Covered Employee may receive a Code Section 162(m) Award and/or an award that is not a Code Section 162(m) Award. Notwithstanding anything elsewhere in the Plan to the contrary, as and to the extent required by Section 162(m), the grant of an award to a participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to each Covered Employee and must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of such goals. All determinations made by the Committee pursuant to Article 3 above related to a Code Section 162(m) Award will be made in a timely manner, as required by Code Section 162(m). An Award Agreement for a Covered Person shall set forth for each Code Section 162(m) Award the Award Schedule and such other terms and conditions applicable to the award, as determined by the Committee, not inconsistent with the terms of the Plan, and shall specify that such award is a Code Section 162(m) Award. Before any Code Section 162(m) Award is paid, the Committee shall certify that the Performance Criteria and any other material terms of such award has been satisfied. Notwithstanding the foregoing, the Performance Criteria with respect to Code Section 162(m) Awards shall be limited to the Performance Criteria set forth in Article 2.q.1.

    5.  AWARDS.

    a. AWARDS OTHER THAN GROWTH AWARDS. Performance Criteria and Performance Goals will be established by the Committee for each Year or other measurement period. The Committee also will determine the extent to which the Performance Criteria shall be weighted in determining awards. The Committee will establish an Award Schedule for each participant setting forth the percentage of the Target Award for such participant payable at specified levels of performance, based on the Performance Goal for each Performance Criterion and the weighting established for such criterion. The Committee may vary the Performance Criteria, Performance Goals and weightings from participant to participant, award to award, Year to Year and measurement period to measurement period.

    b. GROWTH AWARDS. Performance Criteria and Performance Goals will be established by the Committee for each Year or other measurement period. The Committee will establish an Award Schedule for each Growth Award for each participant who is eligible for a Growth Award for each measurement period. Each participant's Award Schedule for each Growth Award shall set forth that such participant will be paid for such measurement period:

         i. with respect to an EVA Growth Award, an amount calculated by multiplying (A) such participant's EVA Growth Award Percentage determined by the Committee for such participant by (B) the EVA Growth for such measurement period for a business unit and/or the Company;

         ii. with respect to an Operating Income Growth Award, an amount calculated by multiplying (A) such participant's Operating Income Growth Award Percentage determined by the Committee for such participant by (B) the Operating Income Growth for such measurement period for a business unit and/or the Company; and

        iii. with respect to any other Growth Award, an amount calculated by multiplying (A) such participant's Growth Award Percentage determined by the Committee for such participant for such measurement period by (B) the growth of such other measure as shall be determined by the Committee for such measurement period for a business unit and/or the Company.

    6. ELIGIBLE PERSONS. Any key employee of the Company who the Committee determines, in its discretion, is responsible for producing profits for the Company or otherwise has a significant effect on the operations of the Company shall be eligible to participate in the Plan. Committee members are not eligible to participate in the Plan. No employee shall have a right (a) to be selected under the Plan, or (b) having once been selected, to (i) be selected again or
(ii) continue as an employee.

    7. AMOUNT AVAILABLE FOR AWARDS. The amount available for payment of awards in any Year or any other measurement period shall be determined by the Committee. Notwithstanding anything else in this Plan to the contrary, the aggregate maximum amount that may be paid to a Covered Employee during a Year with respect to all awards under the Plan shall be $2,000,000.

    8. DETERMINATION OF AWARDS. The Committee shall select the participants and determine which participants, if any, are to be treated as Covered Employees and which awards, if any, are to be Code Section 162(m) Awards. Except in the case of Code Section 162(m) Awards, the Committee shall determine the actual award to each participant for each Year or other measurement period, taking into consideration, as it deems appropriate, the performance of the Company and/or a Business Unit, as the case may be, for the Year or other measurement period in relation to the Performance Goals (or, in the case of Growth Awards, EVA Growth, Operating Income Growth or other growth) theretofore established by the Committee, and the performance of the respective participants during the Year or other measurement period. The fact that an employee is selected as a participant for any Year or other measurement period shall not mean that such employee necessarily will receive an award for that Year or other measurement period. Notwithstanding any other provisions of the Plan to the contrary, the Committee may make discretionary awards as it sees fit under the Plan, except in the case of Code Section 162(m) Awards, which may be adjusted only downward.

    A Code Section 162(m) Award that is not a Growth Award may range from zero
(0) to one hundred and fifty (150) percent of the Covered Employee's Target Award, depending upon whether, or the extent to which, the Performance Goals with respect to such Code Section 162(m) Award that is not Growth Award have been achieved. Code Section 162(m) Awards that are not Growth Awards shall be determined according to the Award Schedule based on the level of performance achieved and the participant's Target Award. Notwithstanding the foregoing, a Code Section 162(m) Award that is a Growth Award payable to a Covered Employee shall be determined according to the Award Schedule with respect to such award. All such determinations regarding the achievement of Performance Goals and the determination of actual Code Section 162(m) Awards will be made by the Committee; provided, however, that with respect to a Code Section 162(m) Award, the Committee may, in its sole discretion, decrease, but not increase, the amount of the Code Section 162(m) Award that otherwise would be payable.

    9. DISTRIBUTION OF AWARDS. Except for Growth Awards or for other awards if a different payment schedule is determined by the Committee at the time the award is made (in which case the Committee shall specify at the time the award is made the payment schedule for such award), awards under the Plan for a particular Year shall be paid in cash as soon as practicable after the end of that Year. Growth Awards under the Plan for a particular Year or other measurement period shall be paid according to a payment schedule determined by the Committee. The payment schedule determined by the Committee for a Growth Award may require that all or a portion of the amount that otherwise would be paid shall be held in an account and paid in the future, if at all, according to terms and conditions, including future financial performance or growth, and according to a timetable, determined by the Committee. Amounts so held may be credited with interest at a rate determined by the Committee from time to time.

    To the extent that the Company's tax deduction for remuneration in respect of the payment of an award to a Covered Employee would be disallowed under Code
Section 162(m) by reason of the fact that such Covered Employee's applicable employee remuneration, as defined in Code Section 162(m)(4), either exceeds or, if such award were paid, would exceed the $1,000,000 limitation in Code Section 162(m)(1), the Committee may, in its sole discretion, defer the payment of such award, but only to the extent that, and for so long as, the Company's tax deduction in respect of the payment thereof would be so disallowed; provided that the Committee may, nevertheless, accelerate the payment of previously deferred awards if it determines that the amount of the tax deduction that would be disallowed is not significant. Deferred awards will be deemed credited with interest at a rate determined by the Committee from time to time.

    10. TERMINATION OF EMPLOYMENT. A participant must be actively employed by the Company on the date the amount payable with respect to his or her Award Agreement is determined by the Committee (the "Payment Date") in order to be entitled to payment of any award for that Year or other measurement period. In the event active employment of a participant shall be terminated before the Payment Date for any reason other than discharge for cause or voluntary resignation, such participant may receive such portion of his or her award for the Year or other measurement period as may be determined by the Committee. A participant discharged for cause shall not be entitled to receive any award for the Year or other measurement period. A participant who voluntarily resigns prior to the Payment Date shall not be entitled to receive payment of any award for the Year or for any past or future measurement period, including any amount with respect to the portion of any award remaining to be paid over more than one Year or other measurement period, unless otherwise determined by the Committee.

    11.  MISCELLANEOUS.

    a. NONASSIGNABILITY. No award will be assignable or transferable without the written consent of the Committee in its sole discretion, except by will or by the laws of descent and distribution.

    b. WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

    c. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. No such action may, however, without approval of the shareholders of the Company, be effective with respect to any Code Section 162(m) Award to any Covered Employee if such approval is required by Code
Section 162(m)(4)(C).

    d. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

    e. PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

    f.  LIMITS OF LIABILITY.

    1. Any liability of the Company to any participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

    2. Neither the Company, nor any member of its Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

    g.  RIGHTS OF EMPLOYEES.

    1. Status as an employee eligible to receive an award under the Plan shall not be construed as a commitment that any award will be made under this Plan to such employee or to other such employees generally.

    2. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any award or Award Agreement) shall confer upon any employee or participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

    h. SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

    i. INVALIDITY. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

    j. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of California without regard to the conflict of law principles thereof.

    k.  EFFECTIVE DATE.  The Plan shall be effective as of June 1, 1997.

                                                                       EXHIBIT C

                            TENET HEALTHCARE CORPORATION
                           FIRST AMENDED AND RESTATED
                       1995 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                            PURPOSE AND COMMENCEMENT

    1.01 PURPOSE. The purpose of the Plan is to provide the employees of the Company and its Subsidiaries with added incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting eligible employees to purchase shares of Common Stock of the Company at prices less than the current market price thereof. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

    1.02 COMMENCEMENT. The Plan shall become effective on such date as may be specified by the Board of Directors, which, absent a resolution of the Board of Directors to the contrary, shall be as set forth in Section 2.01(p) hereof; PROVIDED, HOWEVER, that in no event shall the Plan become effective unless within twelve months of the date of its adoption by the Board of Directors it has been approved by the affirmative vote of a majority of the issued and outstanding shares of Common Stock at a duly called meeting of the shareholders of the Company.

                                   ARTICLE II
                                  DEFINITIONS

    2.01 DEFINITIONS. As used in the Plan, the following terms and phrases shall have the following meanings:

    (a) "Board of Directors" shall mean the Board of Directors of the Company.

    (b) "Closing Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the Closing Market Price shall be the closing price reported by the applicable composite transactions report on the date of any determination or, if the Common Stock is not traded on such date, the closing price so reported on the next following date on which the Common Stock is traded on such exchange, or (ii) if the foregoing provision is inapplicable, the Closing Market Price shall be determined by the Committee in good faith on such basis as it deems appropriate.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (d) "Commencement Date" shall mean the first day of a Plan Quarter.

    (e) "Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors, or such other committee of the Board of Directors designated by the Board of Directors for purposes of administering the Plan.

    (f) "Common Stock" means the common stock of the Company, par value $0.075 per share.

    (g) "Company" shall mean Tenet Healthcare Corporation, a Nevada corporation.

    (h) "Contribution Account" shall mean the account established on behalf of a Participant pursuant to Article IV hereof to which shall be credited his or her Participant Contributions.

    (i) "Contribution Rate" shall be a percentage of a Participant's Covered Compensation during each payroll period designated by each Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.03 hereof.

    (j) "Covered Compensation" shall mean:

        (i) The entire amount paid to an Employee by a Sponsoring Employer for the performance of duties including salaries, wages paid on an hourly or other time basis, commissions and cash bonuses, but shall not include Christmas gifts, insurance premiums and other imputed income, pensions, retirement benefits, stock bonuses, stock options, stock appreciation rights, prizes or awards (such terms to include, but not be limited to, amounts redeemed by an Employee from rideshare points, either in cash or in merchandise purchased by the Employee with such points) or, in the case of an Employee working outside of the United States, amounts in excess of the Employee's base pay intended to reimburse the Employee for the higher cost of living outside of the United States, such as foreign service premiums or hardship allowances;

        (ii) The entire amount paid to an Employee by a Sponsoring Employer on account of a period of time during which no duties are performed, including salaries, wages paid on an hourly or other time basis, commissions, cash bonuses and salary or wage continuation paid during vacation, holiday, illness, layoff, jury duty, military duty or leave of absence, but shall not include (A) any payments made or due under a plan maintained solely for the purpose of complying with workmen's compensation or unemployment compensation or disability insurance laws, (B) any payment which solely reimburses the Employee for expenses incurred by the Employee, (C) any payments made to the Employee as severance pay, or (D) imputed income; and

       (iii) For purposes of Subparagraphs (i) and (ii) above, "Covered Compensation" for any Plan Quarter shall also include amounts described in Subparagraph (i) and (ii) which are deferred by a Participant under the Tenet Healthcare Corporation Retirement Savings Plan, as amended, in accordance with Section 401(k) of the Code or under a "cafeteria plan" maintained by the Company or a subsidiary in accordance with Section 125 of the Code.

    (k) "Employee" shall mean each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week and more than six months in a calendar year. For purposes of the Plan, "employment" shall be determined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

    (l) "Participant" shall mean any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant set forth in
Article III hereof.

    (m) "Participant Contributions" shall be the aggregate dollars actually contributed by each Participant to his or her Contribution Account.

    (n) "Permanent Disability" shall mean an illness, injury or other physical or mental condition continuing for at least 180 consecutive days which results in an Employee's inability to provide in all material respects the duties theretofore performed in his or her capacity as an Employee of a Sponsoring Employer.

    (o) "Plan" shall mean the First Amended and Restated 1995 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

    (p) "Plan Quarter" shall mean each calendar quarter. The first Plan Quarter shall be the Plan Quarter commencing on January 1, 1996, and ending on March 31, 1996, or such later Plan Quarter as may be determined by the Committee.

    (q) "Purchase Date" shall mean the last business day of a Plan Quarter on which the Common Stock publicly trades.

    (r) "Purchase Price" shall mean the purchase price for a share of Common Stock to be paid by a Participant on a Purchase Date, as determined under
Section 4.02 hereof.

    (s) "Request for Participation" shall mean such form as shall be approved by the Committee for distribution to Employees in connection with participation in the Plan.

    (t) "Sponsoring Employers" shall mean the Company and each Subsidiary that has been designated by the Committee as a Sponsoring Employer under the Plan.

    (u) "Subsidiary" shall mean a subsidiary of the Company which is treated as a subsidiary corporation under Section 424(f) of the Code.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

    3.01 ELIGIBILITY. Each Employee shall become eligible to be a Participant of the Plan and may participate therein as of the Commencement Date of a Plan Quarter if such Employee has been an Employee for at least six months prior to such Commencement Date.

    3.02 LIMITATIONS. Notwithstanding anything to the contrary contained in the Plan, no right to purchase Common Stock shall accrue under the Plan in favor of any person who is not an Employee eligible to participate in the Plan under
Section 3.01 hereof, and no Employee shall acquire the right to purchase shares of Common Stock (i) if immediately after receiving such right to purchase Common Stock, such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under Section 424(d) of the Code, (ii) which would permit such Employee's right to purchase stock under all employee stock purchase plans (to which Section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds $25,000 of fair market value of such stock (as determined as each Commencement Date) for each calendar year, all as specified in the manner provided by Section 423(b)(8) of the Code, or (iii) which would permit such Employee the right to purchase more than 4,000 shares (or such other number as may be determined in advance for any Purchase Period by the Committee) of Common Stock in any Purchase Period.

    3.03  PARTICIPATION.

    (a) Each Employee eligible to be a Participant and participate in the Plan shall be furnished a summary of the Plan and a Request for Participation by such Employee's Sponsoring Employer. If an Employee elects to participate hereunder, such Employee shall complete such form and file it with his or her Sponsoring Employer not later than 15 days prior to a Commencement Date of a Plan Quarter. The completed Request for Participation shall indicate the Participant Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the Plan during any given Plan Quarter, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee.

    (b) On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee's Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period shall be at a Participant Contribution Rate no less than 1% and no more than 10% of such Employee's Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions shall begin as of the first pay period ending after the Commencement Date of a Plan Quarter. Participant Contributions will not be permitted to begin at any time other than immediately after the Commencement Date of a Plan Quarter. No interest shall accrue to Participants on any amounts withheld under the Plan, unless and until the Committee shall approve such accrual of interest on terms that it shall specify and apply on a uniform basis as to all Participants.

    (c) The Participant's Contribution Rate, once established, shall remain in effect for all Plan Quarters unless changed by the Participant in writing delivered to such Participant's Sponsoring Employer and filed with such Sponsoring Employer at least 15 days prior to the Commencement Date of the next Plan Quarter. A Participant's Contribution Rate for a Plan Quarter may not be increased, decreased or otherwise modified at any time during the 15-day period prior to the Commencement Date of such Plan Quarter.

    (d) A Participant may notify his or her Sponsoring Employer of such Participant's desire to discontinue his or her Participant Contributions by delivering to his or her Sponsoring Employer written notice on such forms as may be provided by the Company or such Participant's Sponsoring Employer at least 15 days prior to the Purchase Date of the relevant Plan Quarter. Upon such request, there shall be refunded to such Participant as soon as practicable the entire cash balance in his or her Contribution Account. If a Participant determines to discontinue his or her Participant Contributions pursuant to this Section 3.05(d), (i) such Participant shall be terminated from the Plan effective upon the date of receipt of such Participant's notice to his or her Sponsoring Employer and (ii) such Participant shall not be permitted to be a Participant in the Plan for the remainder of the calendar year in which such notice is received; provided, however, that, in addition to the foregoing, if such Participant is a person subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, such Participant must wait at least six months before being permitted once again to participate in the Plan. In the event a Participant's payroll deductions are prevented by legal process, the Participant will be deemed to have terminated from the Plan.

    (e) By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the Committee in its discretion.

    3.04 TERMINATION OF EMPLOYMENT. Any Participant (i) whose employment by a Sponsoring Employer is terminated for any reason (except death, retirement or Permanent Disability) or (ii) who shall cease to be an Employee under the Plan, in either case during a Plan Quarter, shall cease being a Participant as of the date of such termination of employment. Upon such termination of employment, there shall be refunded to such Participant as soon as practicable the entire cash balance in such Participant's Contribution Account.

    3.05  DEATH, RETIREMENT OR PERMANENT DISABILITY.

    (a) If a Participant shall die during a Plan Quarter, no further Participant Contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Contribution Account by notifying the deceased Participant's Sponsoring Employer in writing at least 15 days prior to the Purchase Date in respect of such Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof.

    (b) If, during a Plan Quarter, a Participant shall (i) retire or (ii) incur a Permanent Disability, no further contributions on behalf of the retired or disabled Participant shall be made. A retired or disabled Participant may elect to withdraw the balance in his or her Contribution Account by notifying the Sponsoring Employer in writing at least 15 days prior to the last day of the Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof. In the event a retired or disabled Participant shall die during the Plan Quarter of such Participant's retirement or disability and such Participant shall not have notified his or her Sponsoring Employer of his or her desire to withdraw his or her Contribution Account, the executor or administrator of such Participant's estate shall have all the rights provided pursuant to Section 3.05(a) hereof.

                                   ARTICLE IV
                            PURCHASE OF COMMON STOCK

    4.01  PURCHASE OF COMMON STOCK.

    (a) On each Purchase Date, each Participant's Contribution Account shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing (i) the Participant's Contribution Account as of such Purchase Date by (ii) the Purchase Price in respect of such Plan Quarter. Any amounts remaining in a Participant's Contribution Account after such Participant's purchase of Common Stock in respect of a Plan Quarter (representing amounts which would purchase only fractional shares) will remain in such Participant's Contribution Account to be used in the next Plan Quarter along with new Participant Contributions in such succeeding Plan Quarter.

    (b) If, in any Plan Quarter, the total number of shares of Common Stock to be purchased pursuant to the Plan by all Participants exceeds the number of shares authorized under the Plan, then each Participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the balances in each Participant's Contribution Account as of the Purchase Date in respect of such Plan Quarter; PROVIDED, HOWEVER, that, in no event, shall any fractional shares of Common Stock be issued pursuant to the Plan or this Section 4.01(b) hereof.

    (c) Any cash dividends paid with respect to shares of Common Stock held for the account of a Participant shall be, as determined by the Committee on a uniform basis as to all Participants, either (i) distributed to the Participant or (ii) credited to the Participant's Contribution Account and used, in the same manner as payroll deductions, to purchase additional shares of Common Stock under the Plan on the next Purchase Date (subject to the limitations of Section
3.02 hereof).

    4.02 PURCHASE PRICE. For each Plan Quarter, the Purchase Price per share of Common Stock purchased pursuant to the Plan shall be the lesser of (a) 85% of the Closing Market Price on the Commencement Date of such Plan Quarter, and (b) 85% of the Closing Market Price on the Purchase Date of such Plan Quarter.

    4.03  NOTICE OF PURCHASE, STOCK CERTIFICATES, VOTING RIGHTS.

    (a) After the Purchase Date in respect of each Plan Quarter, a report will be made by the Company to each Participant stating the entries made to his or her Contribution Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

    (b) Evidence of shares of Common Stock purchased under the Plan shall be maintained under the Plan for the account of each Participant and registered in the manner determined by the Committee. Certificates for the number of whole shares credited to a Participant's account under the Plan will be issued to a Participant at any time promptly upon written request to the Company; PROVIDED, HOWEVER, that the Company may, at its election, issue such certificates at such time or times as the Committee deems appropriate, including, without limitation, following an Employee's termination of employment with a Sponsoring Employer.

    (c) Shares of Common Stock held under the Plan for the account of each Participant shall be voted by the holder of record of such shares in accordance with the Participant's instructions.

    4.04 NOTIFICATION OF DISPOSITION OF STOCK. If a Participant or former Participant disposes of a share of Common Stock purchased under the Plan prior to two (2) years after the Commencement Date of the Plan Quarter during which such share was purchased, then such Participant or former Participant shall notify his or her Sponsoring Employer immediately of such disposition in writing.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

    5.01  SHARES SUBJECT TO PLAN; ADJUSTMENTS.

    (a) The maximum number of shares of Common Stock which may be purchased under the Plan is 5,000,000, subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

    (b) If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.01(a) hereof, subject in the case of certain corporate reorganizations to the requirements of Section 424(a) of the Code.

    5.02  ADMINISTRATION OF THE PLAN.

    (a) Pursuant to the direction of the Board of Directors, the Committee shall be responsible for the administration of the Plan. The Committee shall have the discretionary authority to interpret the Plan and determine all questions arising in the administration, application and operation of the Plan, including all questions of fact and all questions of interpretation of the provisions of the Plan. All such determinations by the Committee shall be conclusive and binding on all persons. The Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan, and may approve the forms of any documents or writings provided for in the Plan. The Committee shall have full discretionary authority to delegate ministerial functions of the Plan to employees of the Company. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

    (b) The Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and record-keeping functions for the Plan, such as holding record title to the Participants' stock certificates, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

    (c) The Committee shall have the authority to adopt and enforce such special rules and restrictions under the Plan to be applicable to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Committee shall deem are necessary or appropriate to exempt certain Plan transactions from the requirements of such Section 16.

    (d) The Company shall bear the cost of administering the Plan, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the Plan. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

    5.03  TERMINATION AND AMENDMENT OF THE PLAN.

    (a) The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the Plan under
Section 5.01 hereof, unless such number of shares shall be increased by the Board of Directors and such increase shall be approved by the shareholders of the Company. Upon termination of the Plan, as soon as practicable there shall be refunded to each Participant the entire cash balance in his or her Contribution Account, and there shall be forwarded to the Participants certificates for all shares of Common Stock held under the Plan for the account of Participants.

    (b) The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. Notwithstanding the foregoing, no amendment of the Plan shall operate to reduce any amounts previously allocated to a Participant's Contribution Account nor to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his or behalf under the Plan. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable.

    5.04 GOVERNING LAW; COMPLIANCE WITH LAW. The Plan shall be construed in accordance with the laws of the State of Nevada. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

    5.05 NO ASSIGNMENT. The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

    5.06 NO CONTRACT OF EMPLOYMENT. The Plan will not be deemed to constitute a contract between a Sponsoring Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of the Plan.

    5.07 NO RIGHTS AS STOCKHOLDER. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided.

                                                                         (FRONT)
                             TENET HEALTHCARE CORPORATION

                     PROXY - SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael H. Focht, Sr., Trevor Fetter and Scott M. Brown, and each of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on October 1, 1997, and any adjournments thereof, on the items set forth on the reverse hereof and on such other business as properly may come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3, 4 AND 5.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3, 4 AND 5.

                             (Please sign on reverse side and return promptly.)


                                  TENET HEALTHCARE CORPORATION
                                  P.O. BOX 11336
                                  NEW YORK, N.Y.  10203-0336

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                          (BACK)


1. Election of the following
    nominees as Directors:
    FOR all nominees        WITHHOLD AUTHORITY to vote           *EXCEPTIONS
    listed below    [ ]     for all nominees listed below. [ ]              [ ]

Nominees: Jeffrey C. Barbakow and Richard S. Schweiker

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "Exceptions" box above and write that (those) nominee's name(s) in the space provided below.)

*Exceptions
________________________________________________________________________________
____________________________________

2.  Proposal to amend the 1994 Directors Stock Option Plan.
    FOR    [ ]      AGAINST    [ ]      ABSTAIN   [ ]

3.  Proposal to approve the 1997 Annual Incentive Plan.

    FOR   [ ]  AGAINST    [ ]      ABSTAIN   [ ]


4.  Proposal to amend the 1995 Employee Stock Purchase Plan.

     FOR    [ ]    AGAINST    [ ]  ABSTAIN   [ ]

5. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending May 31, 1998.

    FOR    [ ]     AGAINST   [ ] ABSTAIN    [ ]

    CHANGE OF ADDRESS AND/OR
    COMMENTS MARK HERE  [ ]

          Please mark, date and sign as your name(s) appear(s)to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

          Date: _____________________________________, 1997


          _________________________________________________
                              Signature

          _________________________________________________
                              Signature

                              VOTES MUST BE INDICATED
                             (X) IN BLACK OR BLUE INK. [ ]


PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.